UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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COMPUTER HORIZONS CORP.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED AUGUST 25, 2008

COMPUTER HORIZONS CORP.
2001 Route 46 East, Suite 310
Parsippany, New Jersey 07054

  ______, 2008

Dear Shareholder:

You are cordially invited to attend an annual meeting of the shareholders of Computer Horizons Corp., a New York corporation, to be held on November 4, 2008, at 3:00 p.m. local time, at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022.

The principal business matters to be considered at the meeting will be proposals (1) to approve, subject to final action by the Board of Directors, amendments to our Certificate of Incorporation to effect a reverse stock split of our outstanding Common Stock, par value $0.10 per share (the “Common Stock”), whereby the Company will effect a 1-for-500 reverse stock split, such that shareholders owning of record fewer than 500 shares of Common Stock will have such shares cancelled and converted into the right to receive $0.33 for each share of Common Stock held of record prior to the reverse stock split, immediately followed by a 500-for-1 forward stock split (the “Reverse/Forward Stock Split”); (2) to approve, subject to shareholder approval of the proposal described in (1) above and final action by the Board of Directors, an amendment to the Company’s Certificate of Incorporation granting to the Company an option to acquire shares proposed to be sold by shareholders subsequent to such Reverse/Forward Stock Split if, after such sale, there would be 400 or more holders of record of the Common Stock; (3) to elect five members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualify; (4) to ratify the appointment of the accounting firm of Amper, Politziner & Mattia (“APM”) as the Company’s independent auditors for the year ending December 31, 2008; and (5) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Details of the proposals are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposals are in the best interests of the Company and its shareholders. In arriving at its decision to recommend the proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the proposals and the factors described in the enclosed proxy statement.

Your Board of Directors has unanimously approved each of the proposals and recommends that the holders of common stock vote FOR the approval of each of the proposals.

The Board of Directors has fixed September 25, 2008 as the record date for the annual meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the annual meeting. All shareholders are cordially invited to attend the annual meeting.

If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the annual meeting. If you do not attend the annual meeting, you may still revoke your proxy at any time prior to the annual meeting by providing a later dated proxy or by providing written notice of your revocation to our company’s Secretary. Your prompt cooperation will be greatly appreciated.

The notice and proxy statement are first being mailed to our shareholders on or about         , 2008.

Please follow the voting instructions on the enclosed proxy card to vote by mail.

By Order of the Board of Directors
Michael C. Caulfield
Secretary

If it is convenient for you to do so, we hope you will attend the meeting.  If you cannot attend, we urge you to vote online as noted on the enclosed proxy card, or fill out the enclosed proxy card and return it to us in the envelope provided.  No postage is required if mailed in the United States.

COMPUTER HORIZONS CORP.
2001 Route 46 East, Suite 310
Parsippany, New Jersey 07054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of Computer Horizons Corp., a New York corporation, (the “Company”) will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located in Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on Tuesday, November 4, 2008 at 3:00 p.m., local time, or at the adjournment or postponement thereof, for the following purposes:

1. To approve, subject to final action by the Board of Directors, amendments to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, $.10 par value (the “Common Stock”), whereby the Company will effect a 1-for-500 reverse stock split, such that shareholders owning of record fewer than 500 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 500-for-1 forward stock split (the “Reverse/Forward Stock Split”);

2. To approve, subject to shareholder approval of the proposal described in 1 above and final action by the Board of Directors, an amendment to the Company’s Certificate of Incorporation granting to the Company an option to acquire shares proposed to be sold by shareholders subsequent to such Reverse/Forward Stock Split if, after such sale, there would be 400 or more holders of record of the Common Stock;

3. To elect five (5) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

4. To ratify the appointment of the accounting firm of Amper, Politziner & Mattia (“APM”) as the Company’s independent auditors for the year ending December 31, 2008; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 25, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.  A list of shareholders entitled to vote at the meeting will be available for inspection at our offices.  If you have any further questions concerning the meeting or any proposals, please contact Michael C. Caulfield at (973) 257-5030.

By Order of the Board of Directors,

MICHAEL C. CAULFIELD
Secretary

Parsippany, New Jersey
               , 2008

Proposal I—Reverse/Forward Stock Split and Related Amendments to the Company’s Certificate of Incorporation	31
General	31
Payment for Fractional Shares	31
Vote Required	32
Appraisal and Dissenters’ Rights	32
Source and Amount of Funds or Other Consideration; Expenses of Transaction	32

i

ii

SUMMARY OF TERMS

This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you.  To better understand the terms and conditions of the Reverse/Forward Stock Split and Right of First Refusal, as well as the consequent amendments to our Certificate of Incorporation, you should carefully read this entire document, its attachment and the other documents to which we refer.

•	The Company’s Board of Directors has authorized amendments to the Company’s Certificate of Incorporation that would

o	effect a 1-for-500 reverse stock split of our Common Stock, $.10 par value (the “Reverse Stock Split”); and

o	effect a 500-for-1 forward stock split (the “Forward Stock Split” and together with the Reverse Stock Split, the “Reverse/Forward Stock Split”).

•
The Reverse/Forward Stock Split is intended to take effect, subject to shareholder approval and subsequent final action by our Board of Directors, on the date the Company files Certificates of Amendment to our Certificate of Incorporation with the Secretary of State of the State of New York, or on any later date that the Company may specify in such Certificates of Amendment (the “Effective Date”), the forms of which are attached hereto as Annex A-1 and Annex A-2.

•
Immediately prior to close of business, Eastern Standard Time, on the Effective Date, the Company will effect a 1-for-500 Reverse Stock Split, pursuant to which a holder of record of 500 or more shares of the Common Stock immediately before the Reverse Stock Split (the “Continuing Shareholders”) will hold one share of the Common Stock for each 500 shares of Common Stock held immediately prior to the Reverse Stock Split.  Upon the effective time of the Reverse Stock Split, any shareholder owning of record fewer than 500 shares of the Common Stock immediately before the Reverse Stock Split (the “Cashed Out Shareholders”) will receive the right to receive cash in exchange for each share of Common Stock such shareholder held of record immediately before the Reverse Stock Split.  As a result, any person whose shareholdings in the Company immediately before the Reverse Stock Split consist of record ownership of fewer than 500 shares of Common Stock will no longer be a shareholder of the Company.

•
Immediately after the completion of the Reverse Stock Split, the Company will effect a 500-for-1 Forward Stock Split of Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately after the Reverse Stock Split and immediately prior to the Forward Stock Split will immediately after the Forward Stock Split hold 500 shares of Common Stock for each share held immediately prior to the Forward Stock Split. In other words, a shareholder holding 500 or more shares of Common Stock immediately before the Reverse/Forward Stock Split will continue to hold the same number of shares after the completion of the Reverse/Forward Stock Split and will not receive any cash payment.

•
Subject to shareholder approval of the Reverse/Forward Stock Split and separate shareholder approval of the following action, the Company intends to file a third amendment to its Certificate of Incorporation, a form of which is attached hereto as Annex A-3, that would grant to the Company a standing option to repurchase any shares of Common Stock proposed to be transferred by a Continuing Shareholder if after such proposed transfer the number of holders of record of our Common Stock would equal or exceed 400 (the “Right of First Refusal”).  The price to be paid for the shares purchased upon exercise of the Right of First Refusal would be equal to (i) the mean between the bid and asked prices (as published in the pink sheets) averaged over the 20 trading days on which the shares of Common Stock were actually quoted immediately preceding the date of exercise of the option or (ii) if the Common Stock is not then quoted in the pink sheets, or if such determination cannot otherwise be made, the fair market value of such shares as determined in good faith by our Board of Directors.

•
No new certificates representing fractional shares will be issued.  Instead, each record holder of fewer than 500 shares of Common Stock immediately before the Reverse/Forward Stock Split will be entitled to receive a cash payment equal to $0.33 per share on a pre-split basis.  This valuation is based primarily upon the estimated value of the Company’s net assets in liquidation as reported in its Annual Report on Form 10-K for the year ended December 31, 2007, the cost savings estimated to be realized with the termination of the Company’s status as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and consideration of the recent trading price of the Common Stock and the range of fairness as determined by Hempstead (see “Special Factors – Background” on page [ ]; and “ – Fairness of the Reverse/Forward Stock Split Proposal” on page [ ]).

•
As a result of the Reverse/Forward Stock Split, persons whose shareholdings in the Company consist of record ownership of fewer than 500 shares of Common Stock immediately prior to the Reverse Stock Split will have their entire interest in the Common Stock purchased by the Company and will no longer be holders of Common Stock (see “Special Factors – Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders” on page [ ]).

•
Any person whose shareholdings in the Company consist of record ownership of fewer than 500 shares of Common Stock may retain an equity interest in the Company after the Effective Date (as defined herein) by purchasing, prior to the Effective Date, a sufficient number of shares of Common Stock so that the shareholder’s total number of shares held of record immediately prior to the Reverse Stock Split is equal to or greater than 500 or by transferring its shares to a bank, brokerage firm or other nominee so as to become a beneficial owner of such shares owning them in “street name” through such nominee, provided such nominee itself holds of record at least 500 shares of Common Stock after such transfer. (See “Proposal I – Reverse/Forward Stock Split and Related Amendments to the Company’s Certificate of Incorporation – Payment for Fractional Shares” on page [ ]).

•
The principal purpose of the Reverse/Forward Stock Split is to reduce the number of shareholders of record of the Company’s Common Stock to fewer than 300, enabling the Company to terminate its status as a reporting company under the Exchange Act, and thereby eliminate the significant expenses associated with being a reporting company (see “Special Factors – Purpose and Reasons for the Reverse/Forward Stock Split” on page [ ]).

•
The principal advantage of the Reverse/Forward Stock Split to the Company and its shareholders is the direct and indirect expense savings that are expected to be realized by termination of the Company’s reporting company status (see “Special Factors – Purpose and Reasons for the Reverse/Forward Stock Split” on page [ ]).

•
A principal advantage of the Reverse/Forward Stock Split to shareholders who hold of record fewer than 500 shares of Common Stock is that the Company will purchase their fractional shares of Common Stock without charging brokerage commissions or other costs normally associated with the sale of securities (see “Special Factors – Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders” on page [ ]).

•
The principal disadvantage of the Reverse/Forward Stock Split is that many of the Company’s shareholders will cease to be shareholders following the Reverse/Forward Stock Split and will not receive certain benefits of the Reverse/Forward Stock Split (see “Special Factors – Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders” on page [ ]).

•
Approval of the amendments to the Certificate of Incorporation to effect the Reverse/Forward Stock Split and to grant to the Company the Right of First Refusal will require approval by holders of a majority of the outstanding shares of Common Stock (see “Proposal I – Reverse/Forward Stock Split and Related Amendments to the Company’s Certificate of Incorporation – Vote Required” on page [ ] and Proposal II — Grant of Right of First Refusal to Repurchase Shares And Related Amendment to Certificate of Incorporation – Vote Required” on page [ ]).

•
Our Board of Directors has retained the authority to determine whether and when to file the amendments to our Certificate of Incorporation with the Secretary of State of the State of New York to effect the Reverse/Forward Stock Split and Right of First Refusal, notwithstanding the authorization of the Reverse/Forward Stock Split and Right of First Refusal by our shareholders. Our Board of Directors may abandon the Reverse/Forward Stock Split and Right of First Refusal at any time or may proceed with the Reverse/Forward Stock Split and Right of First Refusal at any time without further notice to or action on the part of our shareholders (see “Special Factors – Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders – Board Discretion” on page [  ].)

•
Each shareholder whose fractional share is repurchased by the Company will recognize gain or loss for federal income tax purposes measured by the difference between the shareholder’s basis in the fractional share and the cash consideration received for the fractional share.  The gain or loss will be capital gain or loss if the share was held as a capital asset (see “Special Factors – Federal Income Tax Consequences” on page [ ]).

•
Under the New York Business Corporation Law, shareholders do not have the right to dissent and demand payment for their shares (see “Proposal I – Reverse/Forward Stock Split and Related Amendments to the Company’s Certificate of Incorporation – Appraisal and Dissenters’ Rights” on page [ ] and “Proposal II – Grant of Right of First Refusal to Repurchase Shares And Related Amendment to Certificate of Incorporation – Appraisal and Dissenter’s Rights” on page [ ]).

•
The Company’s Board of Directors has concluded that the Reverse/Forward Stock Split is fair to the Company’s shareholders, including the unaffiliated shareholders of the Company, from a financial point of view.  This conclusion was based on the analysis of several factors described in detail in this Proxy Statement in the section captioned “Special Factors – Fairness of the Reverse/Forward Stock Split Proposal” on page [ ] and the fairness opinion delivered by Hempstead & Co. Inc. described in the section captioned “Special Factors – Fairness Opinion of Financial Advisor on page [  ].”

•
Whether or not the shareholders approve the Reverse/Forward Stock Split, it is unlikely that any further liquidation distributions will be made to shareholders until final resolution of the legal proceedings disclosed in the section of this Proxy Statement titled “Background—Legal Proceedings” (see “Special Factors – Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders” on page [ ]).

GENERAL INFORMATION

The Annual Meeting and mailing of proxy materials

The Company’s Board of Directors is soliciting proxies in the accompanying form to be used at the annual meeting of shareholders to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located in Park Avenue Tower; 65 East 55th Street; New York, New York 10022 on Tuesday, November 4, 2008 at 3:00 p.m. local time, or at any adjournment or postponement of the meeting.  This Proxy Statement contains information about the items being voted on at the annual meeting.  It is anticipated that the mailing to shareholders of the Proxy Statement and the proxy will commence on or about                   , 2008.

Annual Meeting admission

Either an admission ticket or proof of ownership of common stock of the Company, as well as a form of personal identification, must be presented in order to be admitted to the annual meeting.  If you are a shareholder of record your admission ticket is attached to your proxy card.  If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting or you may request an admission ticket in advance by contacting the Secretary of the Company at Computer Horizons Corp., 2001 Route 46 East, Suite 310, Parsippany, NJ  07054.  No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

What proposals will be voted on at the Annual Meeting?

You are being asked to vote (1) on the approval of proposed amendments to our certificate of incorporation that would provide for a 1-for-500 Reverse Stock Split pursuant to which any shareholder owning of record fewer than 500 shares of the Common Stock immediately before the Reverse Stock Split will receive the right to receive cash in exchange for each share of Common Stock such shareholder held of record immediately before the Reverse Stock Split, immediately followed by a 500-for-1 Forward Stock Split; (2) on the approval of a proposed amendment to our Certificate of Incorporation that will grant to the Company the Right of First Refusal to purchase shares subsequent to the Reverse/Forward Stock Split, (3) on the election of five members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualify; (4) to ratify the appointment of the accounting firm of Amper, Politziner & Mattia as the Company’s independent auditors for the year ending December 31, 2008; and (5) to authorize the proxy holders to take such action as they may determine upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who is entitled to vote?

Shareholders of record of the Company’s common stock at the close of business on September 25, 2008 (the record date) can vote at the annual meeting.  As of the record date, 33,837,284 shares of the Company’s common stock were issued and outstanding.  Each shareholder has one vote for each share of common stock owned as of the record date.

How do I vote?

You may reference the enclosed proxy card for directions regarding how to vote.

May I change my vote?

You may revoke your proxy at any time before it is voted at the meeting in several ways.  You may send in a revised proxy dated later than the first proxy or you may vote in person at the meeting or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy or you may vote again.  Please note that the last vote received will be the vote counted. If you hold your shares through a bank or broker nominee you must request your nominee’s assistance to attend the annual meeting.

What constitutes a quorum?

A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the Annual Meeting.  Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is required for the adoption of the proposal to amend our Certificate of Incorporation to effect the Reverse/Forward Stock Split.  The director nominees who receive the greatest number of votes properly cast for the election of directors shall be elected directors to serve until the annual meeting of our shareholders for fiscal year 2009 and until their successors have been elected and qualified.  A majority of the total votes properly cast by the holders of Common Stock is required to ratify the appointment of the Company’s auditors as described in Proposal 4.

What is the effect of broker non-votes?

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.  However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and will be tabulated as if the votes were not cast for the matters indicated (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Who will count the votes?

Registrar and Transfer Company, the Company’s transfer agent, will tabulate the votes and act as Inspector of Election.

Who can assist me with voting my shares or questions about this proxy statement?

Mackenzie Partners, Inc. has been retained to act as proxy solicitor and can assist shareholders in voting their shares and in answering questions regarding the matters to be voted upon.  MacKenzie Partners can be reached toll-free at 1-800-322-2885, or call collect at 212-929-5500.

Shareholder Proposals and Nominations for the 2009 Annual Meeting

If our Exchange Act registration is not terminated in connection with the Reverse/Forward Stock Split, shareholder proposals that are intended to be presented at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company at the Company’s principal executive office located at 2001 Route 46 East, Suite 310, Parsippany, New Jersey, 07054 no later than [120 days before proxy statement], 2009 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2009 Annual Meeting of Shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no later than [120 days before proxy statement], 2009.

Who Will Bear the Costs of Solicitation?

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of common stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.  The Company has retained Mackenzie Partners, Inc. as proxy solicitor, for a fee of $5,500 plus reasonable expenses.

INFORMATION ABOUT COMPUTER HORIZONS CORP.

The Company

Founded in 1969, Computer Horizons Corp. (the “Company”) was incorporated in 1972 under the laws of the State of New York. The Company provided a broad range of IT staffing and project-based solution services using a global delivery model that allowed the Company to perform work at client sites or at Company development centers in the U.S., Montreal, Canada, and Chennai, India. The Company’s  Chimes, Inc. (“Chimes”) subsidiary offered a business process outsourcing (BPO) solution for vendor management services (VMS), enabled by its proprietary technology, Chimes™.

The Company’s Federal business unit, RGII Technologies, Inc. (“RGII”), was sold on September 29, 2006 for a purchase price of $15.3 million in cash, less an estimated net asset adjustment of approximately $1.2 million, which was subject to further adjustment.  During the second quarter of 2007, the parties reached agreement on the final net asset amount, resulting in a payment to the buyer of $215,000.  The sale of RGII resulted in a net book loss of $4.8 million.

The Asset Sales

At a Special Meeting held on February 14, 2007, the shareholders of the Company approved the sales of the Company’s Chimes, Inc. subsidiary to an affiliate of Axium International and the Company’s Commercial Division to an affiliate of Allegis Group (the “Asset Sales”).  At the Special Meeting, the shareholders of the Company also approved a proposed plan of complete liquidation and dissolution of the Company.  The Company began implementing the complete liquidation and dissolution of the Company after both the Chimes and Commercial Asset Sales were completed on February 16, 2007. On March 5, 2007, the Company announced an initial liquidating distribution of $4.00 per share to its common shareholders, which was paid March 27, 2007 to shareholders of record as of the close of business on March 16, 2007.  On December 19, 2007, the Company announced a second liquidating distribution of $.30 per share to its common shareholders, which was paid on February 11, 2008 to shareholders of record as of the close of business on January 15, 2008.  These first and second liquidating distributions were part of what is expected to be a series of liquidating distributions pursuant to the plan of complete liquidation and dissolution.  The aggregate amount of distributions to our shareholders is expected to be in the range of $4.68 to $4.78 per share of Common Stock.  However, the actual amount and timing of future liquidating distributions cannot be predicted at this time and will depend upon a variety of factors, including, but not limited to, the ultimate settlement amounts of the Company’s liabilities and obligations, and actual costs incurred in connection with carrying out the Company’s plan of complete liquidation and dissolution, including administrative costs during the liquidation period.

Additional information regarding the Company is available in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is enclosed with this Proxy Statement.

Legal Proceedings

The Company is, or was during 2007 and 2008, a party to the following lawsuits, each arising out of the Asset Sales.

Axium International, Inc. and Diversity MSP, Inc. d/b/a Ensemble Chimes Global v. Computer Horizons Corp., et al. (Supreme Court of the State of New York, County of New York, Index No. 602746/07)

Axium International, Inc. (“Axium”) and Diversity MSP, Inc. (“Diversity”) commenced this action in August 2007 against the Company, Chimes, Inc. (now known as Forgone, LLC), and certain of their officers, alleging that the defendants engaged in fraudulent conduct, including making representations allegedly known by them to be false, and active concealment and thereby induced the plaintiffs into entering into the contract with the Company and Chimes whereby Diversity purchased substantially all of the assets of Chimes, and that the Company and Chimes breached representations, warranties, covenants and agreements contained in that agreement. The complaint asked for damages in an unspecified amount and attorney’s fees. On October 2, 2007, the Company and Chimes filed an answer denying the material allegations in the complaint and asserting certain affirmative defenses, and the other defendants filed a motion to dismiss the complaint as to them. Subsequently, the action was settled in December 2007, without any admission of liability by the Company or any of the other defendants, with the payment by the Company of $175,000 to Axium and with discontinuance of all of the claims asserted by Axium and Diversity in the action with prejudice.

Computer Horizons Corp.v. TEKsystems, Inc. (United States District Court, District of Maryland, Case No.: 1:07-CV- 02849 WMN)

This action relates to the Asset Purchase Agreement entered into as of November 7, 2006 by and among TEKsystems, Inc.(“TEK”), Allegis Group, Inc., the Company (referred to therein as “Seller”), and others (the “APA”) under which the Company agreed to sell and TEK agreed to purchase substantially all of the assets of the business of the Company’s Commercial Services Business Unit. Included among the assets was all of the capital stock of the Company’s Canadian subsidiary, Computer Horizons (Canada) Corp. (“Canada Sub”). Specifically excluded from the sale of assets and retained by the Company is a refundable income tax credit payable to Canada Sub by Revenu Quebec for the tax years 2005 and 2006 (the “Quebec Tax Receivable”). The closing of the sale of the assets under the APA occurred on February 16, 2007 (the “Closing Date”). Under the APA, TEK agreed to promptly remit to the Company all amounts collected by TEK after the closing in payment of the Quebec Tax Receivable.

During the third quarter of 2007, TEKsystems advised the Company that Canada Sub had received approximately Canadian $4.3 million with respect to the Quebec Tax Receivable for 2005 (representing approximately Canadian $4.4 million in tax credit and interest less a deduction for capital taxes of approximately Canadian $114,000). Using the exchange rate between the Canadian and United States dollars as of the day before the date of TEKsystem’s notice to the Company, the receipt by TEKsystems amounted to approximately US $4.4 million. TEKsystems remitted to the Company approximately $958,000, after deducting approximately $1.49 million for Canadian income taxes, $1.89 million as a purchase price adjustment under the APA, and $114,000 for capital taxes. Under the terms of the APA, TEKsystems has no right to offset any amounts due the Company. The Company has recorded the $958,000 as a deferred cash credit in the balance sheet as of September 30,  2007. After demands to remit the $4.3 million were ignored, on October 19, 2007, the Company commenced this action against TEK, seeking damages for the failure of TEK to remit the full amount of the Quebec Tax Receivable for 2005 to the Company, and a declaration that TEK must remit to the Company the full amount of the Quebec Tax Receivable for 2006 to be received by Canada Sub from Revenu Quebec promptly upon such receipt.

On April 28, 2008, TEKsystems notified the Company that Canada Sub has received a payment from Revenu Quebec with respect to the 2006 Quebec Tax Receivable of Canadian $5,578,733 consisting of a calendar year 2006 credit of Canadian $5,633,706 less a calendar year 2006 capital tax of Canadian $54,973 (which was withheld by Revenu Quebec from the payment).  In addition to the above payment, Canada Sub received a payment of interest on the 2006 credit of Canadian $7,112.67.  Using the noon buying rate published by the Federal Reserve Bank of New York on April 28, 2008 (1.0158 Canadian $ per U.S. $), the 2006 credit equates to US $5,546,077.97.  TEKsystems remitted to the Company US $3,624,908.63, representing the 2006 credit plus US $7,002.04 of interest received on the 2006 credit after conversion at the exchange rate, minus US $54,117.94 for capital taxes assessed by Revenu Quebec with respect to 2006 after conversion at the exchange rate, and minus US $1,874,053.44 for income taxes payable on the 2006 credit and on the related interest calculated utilizing the above-referenced exchange rate.  Under the terms of the APA, TEKsystems has no right to offset any amounts due the Company.

The APA provides for a potential purchase price adjustment based on the Final Net Working Capital of the business sold thereunder as of the Closing Date. There are disputes between the Company and TEK concerning certain items involved in the determination of Final Net Working Capital (and any purchase price adjustment). Under the APA, all such disputed items are to be determined by an independent accounting firm. The Company and TEK submitted the disputed items to such independent accounting firm for determination, but TEK had failed to cooperate with the independent accounting firm and had prevented it from determining the disputed items in calculating Final Net Working Capital. Accordingly, the Company filed an amended complaint on December 29, 2007 in this action, adding a third claim, i.e., for judgment ordering TEK to cooperate promptly with the independent accounting firm in its determination of the disputed items in the calculation of Final Net Working Capital.

By answer filed January 14, 2008, TEK denied any liability under the three claims in the Company’s amended complaint and alleged four counterclaims against the Company for its purported breaches of warranties and representations in the APA, including two counterclaims demanding a declaration that the Company must indemnify TEK for legal fees and any judgment against TEK should it be sued as a successor to the Company by plaintiffs that have brought actions against the Company, a counterclaim for a declaration that the Company must indemnify TEK in the event it is held to owe any taxes by reason of a notice sent by an employee of the Company to taxing authorities, and a counterclaim for the purported legal fees incurred by TEK and the amount by which it allegedly reduced a receivable in settling a dispute with the Iowa Health Systems, Inc. (“IHS”) over the receivable that IHS owed.  The counterclaims seek to have the court impose a constructive trust over the Company’s assets to remedy the alleged breaches of the APA by the Company. By reply filed February 27, 2008, the Company denied the substantive allegations contained in the counterclaims.

On February 27, 2008, the Company served a motion in this action to compel TEK to arbitrate the disputed matters in the calculation of Final Net Working Capital before the independent accounting firm and to compel TEK to cooperate promptly with the firm in its determination of the disputed matters. This motion was granted by the court’s order entered April 24, 2008, and such order also stayed the action, “pending the issuance of a written determination of Net Working Capital” by the independent accounting firm.

No discovery has yet been taken in this action.

The Company intends to prosecute its claims and defend against the counterclaims of TEK vigorously in this action.

TEKsystems Canada , Inc. v. Computer Horizons Corp. (United States District Court, District of Maryland, Case No.: 1:08-CV-00209 WMN)

On January 24, 2008. Canada Sub, now known as TEKsystems Canada, Inc., filed this action against the Company, alleging four claims: (1) for judgment in the amount of Canadian income taxes that Canada Sub claims is owed for its receipt of the Quebec Tax Receivable for 2005, i.e., Canadian$1,495,139, and a declaration that the Company will be liable for the amount of Canadian income taxes that will allegedly be owed upon and for Canada Sub’s future receipt of the Quebec Tax Receivable for 2006, i.e., Canadian$1,890,559, (2) for judgment in the amount of Canadian$113,854, and a declaration that the Company will be liable for at least Canadian$54,973, and Canadian$25,062 in Canadian provincial capital taxes, penalties, and interest that Canada Sub alleges it owes or will owe for, respectively, 2005, 2006, and the period January 1, 2007 through February 16, 2007, (3) for a judgment for Canada Sub’s alleged loss of tax attributes in the amount of Canadian$12,889,974 by the method by which an intercompany note made payable by Canada Sub to the Company was allegedly contributed, and (4) for a declaration that the Company will be liable for the amount that Canada Sub may allegedly owe under a purported payroll tax audit. The complaint seek to have the court impose a constructive trust over the assets of the Company to remedy its purportedly “inequitable conduct.”

On February 27, 2008, the Company filed its answer to the complaint in this action, denying the substantive allegations of the complaint.

On February 27, 2008, the Company filed a motion in this action to stay proceedings on Canada Sub’s first two claims in its complaint, i.e., (1) for the amounts of the taxes allegedly owed for the receipt of the Quebec Tax Receivable for 2005 and allegedly will be owed upon and for Canada Sub’s future receipt of the Quebec Tax Receivable for 2006 and (2) for the amounts of the purported Canadian provincial capital taxes owed for 2005, 2006, and the period January 1, 2007 through February 16, 2007, pending completion of the arbitration between TEK and the Company before the independent accounting firm. This motion was in substance granted by the order entered April 24, 2008, mentioned above, in which the court stayed the consolidated action (i.e., the action brought by Canada Sub against the Company in the United States District Court for the District of Maryland), “pending the issuance of a written determination of Net Working Capital” by the independent accounting firm.

By stipulations between counsel for the parties in this action and the above described action commenced by the Company in the District of Maryland and order of the Court dated February 27, 2008, the two actions in the District of Maryland were consolidated.

No discovery has yet been taken in this action.

The Company intends to defend itself vigorously against the claims of Canada Sub in the consolidated lawsuit.

In addition to the foregoing, the Company is involved in various routine litigation matters that arose in the normal course of business.  Management believes that the resolution of these matters will not have a material adverse effect on the final liquidation of the Company.  While the Company firmly maintains that all claims against the Company in such matters are without merit, it will continue to incur costs as it vigorously defends against these claims.

Market Information

On March 13, 2007, the Company announced that it had notified the NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily withdraw its common stock from listing on NASDAQ effective immediately prior to the opening of trading on April 2, 2007, with the effect that the last day of trading on NASDAQ would be March 30, 2007. The Company’s stock began trading in the Pink Sheets effective at the opening of trading on Monday, April 2, 2007.

The following table shows the high and low sales prices per share of our common stock for each full quarterly period within the two most recent fiscal years, as reported by NASDAQ or the Pink Sheets, as the case may be.  The over-the-counter market quotations listed below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Price of Common Stock ($)
	High	Low
Fiscal 2006
January 1, 2006 - March 31, 2006	5.00	4.15
April 1, 2006 – June 30, 2006	5.50	4.20
July 1, 2006 – September 30, 2006	4.73	3.61
October 1, 2006 – December 31, 2006	4.80	3.49

Fiscal 2007
January 1, 2007 - March 31, 2007	4.73	0.70
April 1, 2007 – June 30, 2007	0.75	0.60
July 1, 2007 – September 30, 2007	0.80	0.53
October 1, 2007 – December 31, 2007	0.67	0.40

Fiscal 2008
January 1, 2008 - March 31, 2008	0.70	0.28
April 1, 2008 – June 30, 2008	0.36	0.31
July 1, 2008 – August 1, 2008	0.36	0.33

Historical Financial Information

Set forth below is selected financial data of the Company as of and for the periods indicated below which have been derived from the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 (the “Form 10-Q”). The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition, Status of Liquidation and Results of Operations” included as Item 7 in the Form 10-K, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Item 2 in the Form 10-Q, the financial statements and related footnotes included in the Form 10-K and Form 10-Q, and the footnotes accompanying “Selected Financial Data” included as Item 6 in the Form 10-K. The financial information that follows is qualified in its entirety by reference to these reports and other documents, including the financial statements and related notes contained therein. The shareholders of the Company approved a plan of complete liquidation and dissolution of the Company on February 14, 2007, and as a result the selected financial data for the fiscal year 2007 only reflects operating activity through February 16, 2007.

As a result of the adoption of the Company’s plan of complete liquidation and dissolution, the Company adopted the liquidation basis of accounting effective February 17, 2007, whereby assets are valued at their net realizable values and liabilities are valued at their estimated settlement amounts.  The valuation of assets and liabilities requires many estimates and assumptions by management.

Balance sheet data
			As of December 31,
	June 30, 2008		2007		2006
	(In thousands)
Cash and cash equivalents	15,758		25,182		72,190
Working capital	14,749		25,702		71,961
Total assets	25,414		34,837		125,772
Total liabilities	10,665		9,131		49,077
Shareholders equity	14,759	*	25,706	*	76,697

* represents Net Assets in liquidation

Income Statement
	Year Ended December 31,
	2007*	2006
	(In thousands, expect per share amounts)
Statement of Operations Data:
Revenue	$29,666	$211,990
Incone (Loss) from operations	(4,195)	2,572
Net income (loss) from continuing operations	99,371	4,584
Income (loss) from discontinued operations	-	(18,022)
Net income (loss)	99,371	(13,438)
Earnings (loss) per share from continuing operations - basic	$2.94	$0.14
Earnings (loss) per share from discontinued operations - basic	$-	$(0.56)
Earnings (loss) per share - basic	$2.94	$(0.41)
Earnings (loss) per share from continuing operations - diluted	$2.94	$0.14
Earnings (loss) per share from discontinued operations - diluted	$-	$(0.55)
Earnings (loss) per share - diluted	$2.94	$(0.41)

Common shares used in computing per share amounts - basic	33,837,284	32,444,000
diluted	33,837,284	32,614,000

* Period January 1, 2007 through February 16, 2007

Book Value per share	Year Ended December 31,
	2007	2006
Numerator:
Net Assets in Liquidation / Total Equity	$25,706,000	$76,697,000
Denominator:
Denominator for basic earnings per share - weighted average shares outstanding	33,837,284	32,444,000
Effect of stock options	—	170,000
Diluted earnings/(loss) per share:
Denominator for diluted earnings per share - adjusted weighted average shares outstanding and assumed conversions	33,837,284	32,614,000
Book Value per share	$0.7597	$2.364
Diluted earnings/(loss) per share	$0.7597	$2.3517

The 2007 computation of diluted income per share excludes all options because they are antidilutive.  For the year ended December 31, 2006 there were 40,000 options excluded with an average exercise price of $4.70.

Please take note that the Company’s 2007 Annual Report (without exhibits) is enclosed with this proxy statement and is incorporated herein by reference.

SPECIAL FACTORS

Purpose and Reasons for the Reverse/Forward Stock Split

The reason for the Reverse/Forward Stock Split is to relieve the Company of the costs and burdens of remaining a public company and to reduce the costs associated with servicing many small shareholder accounts.  At a Special Meeting held on February 14, 2007, the shareholders of the Company approved the sales of the Company’s Chimes, Inc. subsidiary to an affiliate of Axium International and the Company’s Commercial Division to an affiliate of Allegis Group (the “Asset Sales”).  At the Special Meeting, the shareholders of the Company also approved a proposed plan of complete liquidation and dissolution of the Company.  The Company began implementing the complete liquidation and dissolution of the Company after both the Chimes and Commercial Asset Sales were completed on February 16, 2007.

The Board of Directors believes that there are considerable costs and burdens to the Company in remaining a public reporting company.  To comply with its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies.  Examples of direct cost savings from termination of registration of the Common Stock include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the company’s private status; and reduction in direct expenses such as word processing and preparing electronic filings in the EDGAR format prescribed by the Securities and Exchange Commission (the “SEC” or the “Commission”).  The Company has determined that there will be a reduction in audit and legal fees once the Company is no longer subject to the reporting requirements of the Exchange Act.  The Company also incurs indirect costs as a result of executive time expended to prepare and review such Exchange Act filings.  Ceasing registration of the Common Stock is expected to substantially reduce many of these costs.

The Company also expects the Reverse/Forward Stock Split to reduce the cost of servicing shareholder accounts.  The costs of printing and mailing materials to shareholders increases for each shareholder account, regardless of the number of shares held by the shareholder.  Many of the Company’s shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings.

The Reverse/Forward Stock Split would not only reduce these servicing expenses, but would also provide a cash payment to holders of record of fewer than 500 shares for their interest in the Company.  Shareholders owning 500 or more shares would receive no cash payments and would continue as shareholders of the Company holding the same number of shares as were held by them immediately before the Reverse/Forward Stock Split.

Based on its experience, the Board of Directors believes that, after giving effect to the estimated costs of the transaction, total savings of approximately $200,000 in previously estimated costs of continuing as a public company during the remaining liquidation period may be realized by going private.  This amount, however, is just an estimate, and the actual savings to be realized may be higher or lower than such estimate.

Because the Company is in the process of liquidating its assets, management believes that it is not a question of whether it will cease to be a reporting company, but rather when it will do so.

If the Reverse/Forward Stock Split is approved and implemented, the Company believes that thereafter the number of shareholders of record will be fewer than 300.  The Company intends to terminate the registration of its Common Stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act.  Following the Reverse/Forward Stock Split, the decision by the Company to terminate Exchange Act registration upon implementation of the Reverse/Forward Stock Split does not require shareholder approval and will not be voted on at the Annual Meeting.  The Company’s duty to file periodic reports with the SEC, such as quarterly and annual reports, will be suspended once the Company has fewer than 300 shareholders of record and has filed the appropriate form with the SEC. However, the Company currently intends to continue to provide shareholders with summary annual audited financial statements and quarterly financial information, and periodic updates when determined to be appropriate by the Board of Directors with respect to material events affecting the plan of liquidation of the Company.  This information will not be as detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.

If the number of holders of record of our Common Stock were to increase to 500 or more the Company would be required to re-register under the Exchange Act and file public reports.  The Right of First Refusal protects the Company against inadvertently becoming subject to such requirements.  Such protection will ensure that the Company does not incur the significant expenses required to comply with public reporting and related requirements.

In consideration of the aforementioned reasons, the Company’s Board of Directors on August 18, 2008, approved, subject to approval by the Company’s shareholders and final action by the Board of Directors, amendments to the Company’s Certificate of Incorporation to effect the Reverse/Forward Stock Split and to grant to the Company the Right of First Refusal.

No unaffiliated representative has been retained to act solely on behalf of unaffiliated shareholders for purposes of negotiating the terms of the Reverse/Forward Stock Split.  Additionally, the Board made no specific provision to grant unaffiliated shareholders access to the Company’s corporate files, except as may be required by the New York Business Corporation Law, or to obtain counsel or appraisal services at the Company’s expense.

Background

At a Special Meeting held on February 14, 2007, the shareholders of the Company approved the sales of the Company’s Chimes, Inc. subsidiary to an affiliate of Axium International and the Company’s Commercial Division to an affiliate of Allegis Group (the “Asset Sales”).  At the Special Meeting, the shareholders of the Company also approved a proposed plan of complete liquidation and dissolution of the Company.  The Company began implementing the complete liquidation and dissolution of the Company after both the Chimes and Commercial Asset Sales were completed on February 16, 2007. On March 5, 2007, the Company announced an initial liquidating distribution of $4.00 per share to its common shareholders, which was paid March 27, 2007 to shareholders of record as of the close of business on March 16, 2007.  On December 19, 2007, the Company announced a second liquidating distribution of $.30 per share to its common shareholders, which was paid on February 11, 2008 to shareholders of record as of the close of business on January 15, 2008.  These first and second liquidating distributions are part of what is expected to be a series of liquidating distributions pursuant to the plan of complete liquidation and dissolution.  The aggregate amount of distributions to our shareholders is expected to be in the range of $4.68 to $4.78 per share of Common Stock.  However, the actual amount and timing of future liquidating distributions cannot be predicted at this time and will depend upon a variety of factors, including, but not limited to, the ultimate settlement amounts of the Company’s liabilities and obligations, and actual costs incurred in connection with carrying out the Company’s plan of complete liquidation and dissolution, including administrative costs during the liquidation period.

As a result of the adoption of the Company’s plan of complete liquidation and dissolution, the Company adopted the liquidation basis of accounting effective February 17, 2007, whereby assets are valued at their net realizable values and liabilities are valued at their estimated settlement amounts.  The valuation of assets and liabilities requires many estimates and assumptions by management.

Board Deliberations

At the Board of Directors’ meeting on June 3, 2008, the Board of Directors determined that it might be desirable for the Company to cease to be a reporting company under the Exchange Act and directed management to confer with outside legal counsel concerning the possibility of effecting a reverse stock split as well as other options for taking the Company private.  After discussion with legal counsel and other advisors of the options available, management determined that a reverse stock split was the most feasible in the Company’s current situation.  By direction of the Board of Directors, management engaged legal counsel to assist the Company in pursuing the proposed Reverse/Forward Stock Split.

At the August 18, 2008 meeting of the Board of Directors, the Board reviewed with legal counsel the duties of directors under New York law in evaluating a reverse/forward stock split and discussed the preparation of documents to be filed with the SEC in this regard.

The Board also reviewed with a representative of Hempstead & Co. Inc. its fairness opinion and related analysis concerning the fairness of the consideration proposed to be paid to Cashed Out Shareholders in connection with the Reverse Stock Split.

The Board noted that since the adoption of the plan of complete liquidation and dissolution on February 14, 2007, the Company had not received any bona fide offers from any person for (i) the merger or consolidation of the Company into or with any person, (ii) the sale or other transfer of all or any substantial part of the assets of the Company, or (iii) the purchase of securities of the Company which would enable the holder thereof to exercise control of the Company.  During this period the Company did not solicit any third party offers to merge or acquire the Company, nor did it authorize any member of the Board of Directors or unaffiliated party to do so.

Management recommended that a ratio of 1-to-500 would reduce the number of record shareholders to a level sufficiently below 300 to allow adequate margin for any increase in the number of shareholders that might occur prior to or after the effectiveness of a reverse stock split (for example, as a result of holders with shares in “street name” requesting that share certificates be issued in their own name, or persons other than current shareholders acquiring shares). In addition, the Right of First Refusal to acquire shares if the number of holders of record would equal or exceed 400 effectively protects the Company against inadvertently becoming subject to reporting requirements

The Company and its Board of Directors are proposing the Reverse/Forward Stock Split at this time because:

•	the Company is in liquidation and is no longer an operating company;

•	the cost of remaining a public company is significant, especially in relation to the remaining net assets and status of the Company; and

•	the Company’s net assets in liquidation will be increased by any cost savings.

After the completion of the discussions, the Board of Directors of the Company by unanimous vote on August 18, 2008, with no member of the Board of Directors dissenting or abstaining from such approval, adopted a resolution declaring the terms and conditions of the Reverse/Forward Stock Split and the Right of First Refusal to be advisable, directing that proposed amendments to the Certificate of Incorporation of the Company effecting the Reverse/Forward Stock Split and granting the Company the Right of First Refusal be submitted to the shareholders of the Company for consideration and authorized and directed management of the Company to file a preliminary proxy statement with the SEC, and to effect any other filings and take all other corporate actions necessary or appropriate in connection therewith.

If the shareholders approve the Reverse/Forward Stock Split, subject to final action by the Board of Directors the Company will file certificates of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York in substantially the forms attached hereto as Annex A-1 and Annex A-2.  If, in addition to the Reverse/Forward Stock Split, the shareholders approve the Right of First Refusal, subject to final action by the Board of Directors the Company will file a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York in substantially the form attached hereto as Annex A-3. The Reverse/Forward Stock Split and Right of First Refusal will become effective on the date the respective amendments are filed with the Secretary of State of the State of New York, or such later date as is specified in the filing (the “Effective Date”).  The Company expects the amendments to become effective as soon as practicable following the Annual Meeting, subject to final action by the Board of Directors.

Alternatives Considered by the Board of Directors

The Board of Directors considered alternative transactions to reduce the number of shareholders but ultimately determined that the Reverse/Forward Stock Split was the preferred method.  The Board of Directors considered the following alternative strategies:

Issuer Tender Offer.  The Board of Directors considered an issuer tender offer to repurchase shares of the Company’s outstanding Common Stock.  The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature.  The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit the Company to reduce the number of record holders below 300, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its SEC reporting requirements.  The Board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares.  In addition, the Board considered the cost of completing the tender offer, which could be significant in relation to the value of the shares sought to be purchased.

Purchase of Shares in the Open Market.  There is a limited trading market for the Common Stock with little liquidity and there would be no way to ascertain whether purchases would result in a smaller number of record shareholders; therefore, the Board of Directors believes it would be highly unlikely that shares could be acquired by the Company from a sufficient number of holders to accomplish the Board’s objectives.

Continuing As Is. Finally, the Board of Directors considered taking no action to reduce the number of shareholders of the Company.  However, due to the Company’s significant costs of compliance under the Exchange Act, especially in relation to the Company’s overall expenses and status as a non-operating company, the Board believes that taking no action at this time is not in the best interests of the Company.

Because the Company is in liquidation and has already disposed of substantially all of its operating assets, the Board did not give serious consideration to identifying a third party to acquire the Company’s assets or stock in a merger or similar transaction.

The Board of Directors has determined that the Reverse/Forward Stock Split is the most expeditious and economical method of changing the Company’s status from that of a reporting company to that of a non-reporting company.  The Company has not sought, and has not received, any proposals for the merger or consolidation of the Company, or for the sale or other transfer of all or any substantial portion of the Company’s assets, or for the sale of securities of the Company that would enable the holder thereof to exercise control of the Company.  See “Special Factors—Background.”

Fairness of the Reverse/Forward Stock Split

The Board of Directors believes that the Reverse/Forward Stock Split, taken as a whole, is substantively and procedurally fair to and in the best interests of the Company and its shareholders.  In determining the fairness of the Reverse/Forward Stock Split, the Board of Directors considered a number of factors prior to approval of the proposed transaction.

The Board of Directors recognized the concerns of shareholders owning of record fewer than 500 shares of Common Stock.  The Reverse/Forward Stock Split will allow such Cashed Out Shareholders to liquidate their holdings at a fair value, and without brokerage or other transaction costs, by receiving cash for their interest.

Continuing Shareholders are expected to benefit from the reduction of direct and indirect costs borne by the Company to maintain its public company status.

Substantive Fairness Discussion. In determining to approve the Reverse/Forward Stock Split and recommend that shareholders approve it, the Board of Directors considered the following material factors:

•	The status of the Company as a non-operating entity in the process of liquidation.

•	The limited trading market and liquidity of the Common Stock.

•	The opportunity afforded by the Reverse/Forward Stock Split for holders of even a small number of shares to receive a cash payment for their interest without brokerage costs.

•
The fairness opinion and analysis described under “Fairness Opinion of Financial Advisor” that the cash consideration of $0.33 per share to be paid in connection with the Reverse Stock Split is fair, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders.

•	The fact that the Company is in liquidation suggests that its stock performance is likely to follow closely the net liquidation values disclosed by the Company.

•	The Board’s knowledge of the financial condition and prospects of the Company.\

•
That the payment of $0.33 per pre-split share is fair in light of (a) the reported market price of the Company’s common stock which was between $0.28 and $0.40 per share during the period from February 12, 2008 through August 15, 2008, the last trading day before the Board approved the payment amount and (b) the estimated $0.30 to $0.36 range of discounted book value per share for the Company, and takes into account the cost savings estimated to result from the Reverse/Forward Stock Split.  Historical market prices and going concern values were not considered relevant since the Company had ceased operations in February 2007 and had made significant liquidating distributions to shareholders in March 2007 and February 2008.

•
The fact that at the 1-for-500 ratio, the Reverse/Forward Stock Split would not significantly impact control of the Company, and that the Company expects that it would continue to have approximately 248 shareholders of record with directors and executive officers beneficially owning approximately 7.1% of the Common Stock following the Reverse/Forward Stock Split.  Accordingly, the Board of Directors did not view the Reverse/Forward Stock Split as significantly impacting control of the Company.

In determining to approve the Reverse/Forward Stock Split, the Board of Directors placed the greatest weight on the status of the Company as a non-operating entity in liquidation and did not assign any particular weight to any of the other factors.  After evaluating these factors, the Board of Directors determined that the Reverse/Forward Stock Split is substantively fair to the shareholders of the Company.

Procedural Fairness Discussion.  The Reverse/Forward Stock Split has not been structured to require the separate approval of shareholders unaffiliated with the Company because the Board concluded that the interests of unaffiliated shareholders were sufficiently represented at the Board level.  The Board reached this conclusion because (a) the Company’s directors and officers combined own approximately 7.1% of the Company’s outstanding shares, (b) affiliates are not being treated differently from unaffiliated shareholders in the Reverse/Forward Stock Split, and (c) the terms of the Reverse/Forward Stock Split were reviewed and approved by all of the non-employee members of the Board.  The Board has not appointed a special committee because it does not believe such a committee is needed given the fact that all five members of the Board are neither controlled by or under common control with the Company, nor are they, nor were they ever, employees of the Company. Therefore, based on these factors, the Board determined that the Reverse/Forward Stock Split is procedurally fair to unaffiliated shareholders.

After evaluating the substantive and procedural fairness of the Reverse/Forward Stock Split, the Board concluded that the Reverse/Forward Stock Split is the most expeditious, efficient, cost effective and fair method to convert the Company from a reporting company to a privately-held non-reporting company.

On August 18, 2008, the Board of Directors received the opinion report of its financial advisor regarding the fairness from a financial point of view of the proposed cash consideration to be paid to the Company’s Cashed Out Shareholders for fractional shares (described below). Based on that opinion and report and the offer described above, the Board of Directors determined that the purchase price for fractional shares of the Company’s Common Stock of $0.33 per share on a pre-split basis is fair from a financial point of view to the holders of Common Stock of the Company.

To the Company’s knowledge, each executive officer and director of the Company will vote all shares of Common Stock for which those persons have voting authority, for the proposed Reverse/Forward Stock Split and Right of First Refusal, and related Amendments to the Company’s Certificate of Incorporation.  These shares represent approximately 7.1% of the voting power of the Common Stock on the Record Date.

Fairness Opinion of Financial Advisor

The Company’s board of directors retained Hempstead & Co. Inc. (“Hempstead”) to act as the financial advisor to the Company and requested its opinion as to the fairness, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of the cash consideration proposed to be paid in connection with the Reverse Stock Split for the shares of Common Stock held by the Cashed Out Shareholders.  Thereafter on August 18, 2008, the Board of Directors met with the financial advisor and reviewed and accepted the report and opinion. The Board of Directors selected Hempstead based on its reputation and experience in providing corporate valuations, fairness opinions and merger and acquisition advisory services to a variety of companies in a variety of industries. Its opinion was rendered to the Board of Directors in compliance with Rule 13e-3 of the Securities and Exchange Act of 1934.

The Company paid Hempstead a customary fee, plus out of pocket expenses, which is not contingent upon any result. The Company agreed to fully cooperate with Hempstead and provide in a timely manner all financial statements, projections, data and information requested by Hempstead for performance of its services. Hempstead was entitled to rely fully on any representation of the Board of Directors, management or their agents without independent verification in the development of its opinion of value. The Company agreed to indemnify, save, hold harmless and defend Hempstead (including any of its officers, agents, employees or affiliates) against any and all claims, losses, actions, damages, expenses, or liabilities, whatsoever, whether brought by third-parties, known or unknown, including reasonable attorney’s fees for which it may be subject, arising from the performance of its engagement and any activities related thereto except to the extent such claim, loss, action, damages, expenses or liability was the result of Hempstead’s fraud, willful misconduct, gross negligence or bad faith or that of Hempstead’s officer, agent, employee or affiliate.

The opinions expressed by Hempstead in its letter are subject to the following assumptions and limiting conditions:

o	The information, estimates and opinions contained in its opinion were obtained from sources considered reliable; however, no liability for such sources is assumed by Hempstead.

o
Hempstead relied upon the accuracy and completeness of information supplied by the Company without further verification thereof. Hempstead assumed that all financial statements were prepared in conformity with generally accepted accounting principles unless informed otherwise.

o
Hempstead’s opinion is for the information of the Board of Directors and shareholders of the Company and may not be used for any other purpose without Hempstead’s prior written consent, provided however, that the Company is entitled to publish, quote and summarize all or part of its opinion in any document that is filed with the SEC or delivered to the Company’s shareholders pursuant to applicable securities laws, rules and regulations.

o
Hempstead is not required to give testimony in court, or be in attendance during any hearings or depositions with reference to the Company and Hempstead’s opinion, unless previous arrangements have been made.

o
The opinion is valid only as of the date thereof and only for the purpose specified therein. The opinion presented by Hempstead may not be used out of the context presented therein. It is also stated that the opinion is not to be used for any purpose other than that stated.

o
Neither the Hempstead professionals who worked on the Company’s engagement nor the Managing Directors of Hempstead have any present or contemplated future interest in the Company, any personal interest with respect to the parties involved, or any other interest that might prevent Hempstead from providing an unbiased opinion. Hempstead’s compensation is not contingent on an action or event resulting from the analyses, opinions or conclusions in, or use of, the opinion letter.

In rendering its opinion, Hempstead relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by it that was publicly available or furnished to it by or on behalf of the Company.  Hempstead did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was it furnished any such evaluations or appraisals.  Hempstead’s opinion is based upon the economic and financial conditions existing on the date of its opinion.

Based upon and subject to the foregoing, it is Hempstead’s opinion that, as of August 21, 2008, the cash consideration proposed to be paid in connection with the Reverse Stock Split for the shares of Common Stock held by the Cashed Out Shareholders is fair, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of the Company.

THE FULL TEXT OF HEMPSTEAD’S WRITTEN OPINION IS ATTACHED AS ANNEX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY.  HEMPSTEAD’S OPINION IS DIRECTED TO THE COMPANY’S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE REVERSE STOCK SPLIT FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE REVERSE STOCK SPLIT OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO THE REVERSE STOCK SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY THE SHAREHOLDERS.

In the course of preparing its fairness opinion, Hempstead conferred with the Company’s management concerning the evolution of its business, operations and outlook for the future.  Hempstead also conferred with the Company’s legal counsel with regard to potential contingencies attached to outstanding litigation.

The following is a summary of the material financial analysis that Hempstead performed in connection with the rendering of its opinion.

Correlation of Facts

A number of factors determine the value of a company’s stock.  These factors include, but are not limited to, the company’s size, profitability, financial strength, competitive environment, future prospects, market diversification, market position, demand, and dependence on key personnel.  With respect to the Company, the following Hempstead observed the following:

o	Through a series of asset sales in 2006 and 2007, the Company has essentially ceased operations and adopted a plan of completed liquidation and dissolution effective February 17, 2007;

o	The Company has already completed two liquidating distributions (one paid on March 27, 2007 and the other paid on February 11, 2008) totaling $4.00 per share and $0.30 per share, respectively;

o	Ultimately, management estimates aggregate liquidating distributions (including both past and future distributions) to total between $4.68 per share and $4.78 per share;

o
On March 13, 2007, the Company announced that it had notified The NASDAQ Stock Market of its intention to voluntarily withdraw its common stock from listing on NASDAQ effective immediately prior to the opening of trading on April 2, 2007.  The Company’s Common Stock currently trades in the Pink Sheets;

o	The Company is party to a number of lawsuits, which generally exhibit uncertainty as to the timing or amount of potential judgments against the Company.

Approaches to Value

In addressing the valuation of equity interests in the Company, Hempstead considered a number of approaches to value, including those classified as market-based, earnings-based and asset-based.

Market-Based Approach. The common stock of the Company is traded in the Pink Sheets under the ticker symbol CHRZ.PK.  From February 12, 2008 through August 12, 2008 (the six-months period directly following the second liquidating distribution), the Company’s common stock (on an adjusted basis) closed in a range of $0.280 to $0.400 per share, while the median and average closing stock prices were $0.350 and $0.340 per share, respectively.  The adjusted closing stock price range led to a standard deviation in the closing stock price of only 1.8%.  The six-month period covered 127 trading days (of which transactions in the stock occurred on 106 days – 83.5%).  Average volume on trading days totaled approximately 14,000 shares while the median trading volume was 2,000 shares.  Standard deviation of the trading volume totaled approximately 36,000 shares.

Given the relatively low and inconsistent level of trading volume in the Company’s common stock, it was Hempstead’s judgment that an examination of volume weighted average price was appropriate.  Hempstead determined that over the period from February 12, 2008 to August 18, 2008, the volume weighted average price was $0.336 per share.

With regard to the market-based approach to value, however, Hempstead noted that the Company is currently operating under a plan of complete liquidation and dissolution.  Under such plan, the Company will ultimately terminate the registration of its Common Stock under the Exchange Act and will no longer be required to comply with the reporting and certain other requirements under the Exchange Act.  In considering the weight applicable to the value indicated under the market-based approach, Hempstead sought to correlate those findings with the findings of other valuation approaches, in particular, the asset-based approach to value.

Earnings-Based Approach. In the instant case, the Company is following a plan of complete liquidation and dissolution.  Further, due to the adoption of a liquidation basis of accounting for the preparation of the Company’s financial statements, income statements items are no longer reported.  As such, Hempstead had no basis for an earnings-based approach to value and thus did not develop an indication of value utilizing that approach.

Asset-Based Approach. In the asset-based approach, value is based upon the subject company’s underlying net asset value.  An asset-based approach can take various forms, including value derivations based on book value or estimated liquidation value.

Current Assets.  The Company’s current assets consist of $15.76 million in cash and cash equivalents, a $9.63 million refundable tax credit and a modest level of prepaid expenses and other current assets as of June 30, 2008.  Due to the nature of cash, specifically its level of liquidity, Hempstead estimates the market value of cash and cash equivalents as equal to book value.  As such, the market value of cash and cash equivalents at August 18, 2008 was estimated by Hempstead to be approximately $15.76 million.

With regard to the refundable tax credit, which is fully described in the Company’s December 31, 2007 Form 10-K, Hempstead also estimated market value as equal to book value.  Hempstead took note, however, that there is substantial risk in terms of both the timing of the recovery of the refundable tax credit and the ultimate amount able to be recovered.

Summary Assets. Based on the above analysis, Hempstead estimated the market value of the Company’s assets (including a modest $4,000 in property and equipment) to be $25.41 million as of August 18, 2008.

Net Asset Value. Upon deriving the market value of the Company’s assets at August 18, 2008, Hempstead deducted the market value of total liabilities to determine adjusted net asset value.  At June 30, 2008, the Company reported $10.66 million in total liabilities, all of which were listed as current liabilities.  In the instant case, Hempstead estimated the market value of total liabilities to be equal to book value.  Thus, deducting total liabilities of $10.66 million from the adjusted aggregate value of the Company’s assets as determined above, Hempstead reached a preliminary indication of adjusted net asset value of $14.76 million at August 18, 2008.  Based on 33.84 million common shares issued and outstanding, the per-share adjusted net asset value was calculated at $0.436.

With regard to the asset-based approach to value, Hempstead noted that the Company may still be subject to substantial contingencies. As the Company stated in its December 31, 2007 Form 10-K:

…uncertainties as to the ultimate amount of our liabilities make it impossible to predict with certainty the actual aggregate net amounts that will ultimately be available for distribution to shareholders or the timing of any such distribution.  Such amount and timing will depend on a number of factors, several of which cannot be determined [at that time], including: the ultimate amount of our known, unknown and contingent debts and liabilities and the fees and expenses incurred by us in the liquidation of our assets and the dissolution of the Company.  As a result, the amount of cash remaining following completion of our liquidation and dissolution could vary significantly from our current estimates.

Based on the foregoing discussion, it is Hempstead’s opinion that a discount to the value indicated by the asset-based approach to value is appropriately considered.  In Hempstead’s judgment, a discount of 20.0% to 30.0% applied to the per share value indicated by the asset-based approach to account for the uncertainty surrounding the ultimate contingent debts and liabilities, the timing of and ultimate amount of the refundable tax credit recovery from TEKsystems and the cost of liquidation and dissolution is reasonable.  Applying such a discount would result in a range of per share values of approximately $0.300 to $0.360 under the asset-based approach to value.

Conclusion

Hempstead was engaged to opine as to the fairness, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of the cash consideration of $0.33 per share to be paid in connection with the Reverse Stock Split for the shares of the Common Stock held by the Cashed Out Shareholders.

Cashed Out Shareholders. It is Hempstead’s opinion that the cash consideration of $0.33 (within the range of $0.300 to $0.360 determined previously) is fair to the Cashed Out Shareholders, from a financial point of view, as it adequately compensates them while (i) relieving the Cashed Out Shareholders entirely from the uncertainty and risk associated with contingent outstanding liabilities, potential costs and judgments related to outstanding litigation and the timing of and ultimate amount of the refundable tax credit recovery and (ii) relieving the Cashed Out Shareholders from the risk of a dwindling asset base in the face of higher than anticipated operating costs should the enterprise continue longer than expected.

Continuing Shareholders. It is Hempstead’s opinion that the cash consideration of $0.33 (within the range of $0.300 to $0.360 determined previously) is fair to the Continuing Shareholders, from a financial point of view, as it allows the Company to relieve itself of the costs and burdens of remaining a public company, which includes the costs associated with servicing a substantial number of small shareholder accounts.

Based on the relevant facts and Hempstead’s interpretation of them, it is Hempstead’s opinion that the fair value of the Company’s Common Stock is reasonably stated in a range of $0.300 to $0.360 per share, and accordingly, that the cash consideration proposed to be paid to the Cashed Out Shareholders in connection with the Reverse Stock Split of $0.33 per share is fair, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of the Company.

Certain Effects of Reverse/Forward Stock Split and Right of First Refusal on the Company’s Shareholders

Rights, Preferences and Limitations.  There are no differences between the respective rights, preferences or limitations of the Common Stock before the Reverse/Forward Stock Split and the Common Stock after the Reverse/Forward Stock Split.  There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company’s Common Stock before and after the Reverse/Forward Stock Split.

If the Reverse/Forward Stock Split is approved, the interests of Continuing Shareholders will not change.

If the Reverse/Forward Stock Split is effected, shareholders whose shareholdings in the Company consist of record ownership of fewer than 500 shares of Common Stock will no longer have any equity interest in the Company and will not participate in future increases or decreases to the Company’s net assets in liquidation.

The Reverse/Forward Stock Split will have the same effect on shares of Common Stock held by affiliates of the Company as it will have on shares of Common Stock held by non-affiliates of the Company.  As of August 18, 2008 the directors and executive officers of the Company and their affiliates held an aggregate of 2,401,600 shares of Common Stock.  See “Information about Computer Horizons Corp. – Ownership of Voting Securities of the Company”.  Because none of the affiliate shareholders of the Company is the record holder of fewer than 500 shares of Common Stock of the Company, none of the affiliate shareholders of the Company will have its interest in the Common Stock purchased by the Company.

Financial Impact.  The Company estimates that after the Reverse/Forward Stock Split is effected the number of shares of Common Stock outstanding will be approximately 33,756,506 shares in the hands of approximately 248 shareholders of record.  The total number of fractional shares to be purchased is estimated to be equivalent to approximately 71,698 shares of Common Stock on a pre-split basis at a cost of approximately $23,660.  The cost of the Reverse/Forward Stock Split transaction will be paid from the Company’s available cash and other liquid assets.  No other material impact on the Company’s financial statements is expected.

Appraisal Rights.  Under the New York Business Corporation Law, no appraisal rights exist with respect to the Reverse/Forward Stock Split and the Company is not voluntarily according dissenting shareholders such rights.

Board Discretion. Our Board of Directors has retained the final authority to determine if and when to file the amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York in order to effectuate the Reverse/Forward Stock Split and the Right of First Refusal.  Notwithstanding authorization of the proposed transactions by our shareholders, our Board of Directors may abandon the Reverse/Forward Stock Split and/or the Right of First Refusal at any time without further action by our shareholders, or may file the amendments at any time without further notice to or action by our shareholders.  However, the Board believes that the proposals should be acted on before they become “stale” and expects to make its decision within 60 days after approval by the shareholders.

Termination of Registration with SEC.  The Common Stock is currently registered under the Exchange Act.  Such registration may be terminated, under SEC rules, upon application of the Company to the SEC if the Company has fewer than 300 record holders of its Common Stock.  The Company intends to make an application for termination of registration of its Common Stock as promptly as possible after filing the Certificates of Amendment.  Termination of the registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the filing of annual and quarterly reports and proxy statements, no longer applicable to the Company.  However, the Company currently intends to continue to provide shareholders with summary annual audited financial statements and quarterly financial information, and periodic updates when determined to be appropriate by the Board of Directors with respect to material events affecting the plan of liquidation of the Company.  This information will be available on the Company’s website at [               ].  This information will not be as detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.

With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, the executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including the reporting and short-swing profit recapture provisions of Section 16 thereof, as well as many of the provisions of the Sarbanes-Oxley Act of 2002.  Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

Benefits.  The Reverse/Forward Stock Split is expected to result in the following benefits to the Company, its Continuing Shareholders and Cashed Out Shareholders:

•
The termination of the Company’s reporting obligations under the Exchange Act will result in a reduction in the Company’s previously estimated costs to be incurred during the remaining liquidation period.  The Company expects to use any amounts saved as a result of termination of Exchange Act registration to increase future aggregate amounts paid in liquidating distributions.

•
The Reverse/Forward Stock Split affords shareholders owning of record fewer than 500 shares of Common Stock the opportunity to realize fair value for their shares.  In the absence of the Reverse/Forward Stock Split, even if a more active trading market developed for the Common Stock, such holders would nonetheless likely realize less net value for their shares since the sale of their shares would ordinarily involve disproportionately high brokerage commissions.

•
The percentage ownership of Common Stock of the Continuing Shareholders of the Company following the Reverse/Forward Stock Split will increase slightly due to the repurchase of fractional shares by the Company.

•
If the number of holders of record of our Common Stock increases to 500 or more the Company would be required to re-register under the Exchange Act and file public reports.  The Right of First Refusal is intended to protect the Company against inadvertently becoming subject to such requirements.  Such protection is intended to ensure that the Company does not incur the significant expenses required to comply with public reporting and related requirements.

Detriments.  The Reverse/Forward Stock Split is expected to result in the following detriments to the Company, its Continuing Shareholders and Cashed Out Shareholders:

•
If the Reverse/Forward Stock Split is approved, it is estimated that approximately 641 shareholders, owning in the aggregate approximately 71,698 shares of Common Stock, will cease to be shareholders of the Company and will no longer hold an equity interest in the Company.  Such shareholders, therefore, will not share in future increases in the Company’s net assets in liquidation, if any, and will no longer have the right to vote on any corporate matter.  Such shareholders also will be deprived of the ability to liquidate their shares of Common Stock at a time and for a price of their choosing.

•
Termination of registration of Common Stock under the Exchange Act will reduce substantially the information required to be furnished by the Company to its shareholders and will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy or information statement in connection with certain shareholder meetings pursuant to Section 14(a) of the Exchange Act, and the requirements of Rule 13e-3 promulgated by the SEC under the Exchange Act with respect to “going private” transactions no longer applicable to the Company and its executive officers and directors. In addition, termination of such registration will deprive “affiliates” of the Company of the ability to dispose of securities of the Company pursuant to Rule 144 promulgated under the Securities Act.

•
Shareholders owning 500 or more shares of Common Stock prior to the Reverse/Forward Stock Split will not be entitled to receive any cash payment for their shares and will continue as shareholders of the Company.

•
As a result of the Right of First Refusal in favor of the Company to purchase any shares of Common Stock proposed to be sold if, after such sale, the number of record holders of Common Stock would equal or exceed 400, shareholders may experience a delay in their ability to sell shares to others until the Company has decided whether to exercise the Right of First Refusal or the time to exercise the Right of First Refusal has lapsed.

Beneficial Owners of the Company Common Stock.  The Reverse/Forward Stock Split will not affect holdings of Common Stock held by shareholders in “street name” through a nominee (such as a bank or broker) unless such nominee itself is the owner of record of fewer than 500 shares of Common Stock immediately prior to the Reverse/Forward Stock Split.  Nominees may have different procedures, and shareholders holding Common Stock in street name should contact their nominees to determine if and how they will be affected by the Reverse/Forward Stock Split.

Directors and Officers.  The directors and officers of the Company immediately prior to the Reverse/Forward Stock Split will remain the directors and officers of the Company immediately following the effectiveness of the Reverse/Forward Stock Split.

Federal Income Tax Consequences

Summarized below are the material federal income tax consequences to the Company and to shareholders resulting from the Reverse/Forward Stock Split.  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Regulations”) issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change.  This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect.  No assurance can be given that any such changes will not adversely affect the federal income tax consequences of the Reverse/Forward Stock Split.

This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Split and is not intended as tax advice to any person or entity.  In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to the Company’s shareholders in light of their individual investment circumstances nor to shareholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, financial institutions, life insurance companies, regulated investment companies, taxpayers subject to the alternative minimum tax or who have elected mark-to-market accounting, U.S. expatriates or former long-term residents, and foreign taxpayers), or who hold, have held, or will hold stock as part of a straddle, hedging, or conversion, constructive sale or other integrated transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Reverse/Forward Stock Split under any state, local, or foreign tax laws.

The Company will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the Company’s shareholders as a result of the Reverse/Forward Stock Split.  Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local, and foreign income and other tax laws.

This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.  This summary also assumes that you have held and will continue to hold your shares as capital assets for federal income tax purposes.

You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences applicable to your specific circumstances.

The Company believes that the Reverse/Forward Stock Split will be treated as a tax-free “recapitalization” for federal income tax purposes.  This should result in no material federal income tax consequences to the Company or to its shareholders who do not receive cash in the transaction.  However, if you are receiving cash in the transaction, the payment to you will be the last distribution you will receive from the Company and you may recognize gain or loss for federal income tax purposes.

Shareholders who do not receive cash in connection with the Reverse/Forward Stock Split

If you (1) continue to hold stock directly immediately after the Reverse/Forward Stock Split, and (2) you receive no cash as a result of the Reverse/Forward Stock Split, you should not recognize any gain or loss in the Reverse/Forward Stock Split for federal income tax purposes.  Your aggregate adjusted tax basis in your shares of stock held immediately after the Reverse/Forward Stock Split will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Reverse Stock Split and you will have the same holding period in your stock as you had in such stock immediately prior to the Reverse/Forward Stock Split.

Shareholders who receive cash in connection with the Reverse/Forward Stock Split

If you receive cash in lieu of fractional shares as a result of the Reverse/Forward Stock Split, the cash you receive will be the last distribution you will receive from the Company with respect to the cashed out stock.  You will generally recognize capital gain or loss on the Reverse/Forward Stock Split for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%.  Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates.  Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.  There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders may be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply.  The letter of transmittal will require each shareholder to deliver such information when the Common Stock certificates are surrendered following the Effective Date of the Reverse/Forward Stock Split.  Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the Reverse/Forward Stock Split may result in capital gain income to you depending on your individual circumstances.  You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

The preceding discussion of the material U.S. Federal Income Tax consequences of the Reverse/Forward Stock Split is general and does not include all consequences to every shareholder under federal, state, local, or foreign tax laws.  Accordingly, each shareholder should consult its own tax advisor as to the particular tax consequences to it of the reverse stock split, including the applicability and effect of any state, local, or foreign tax laws, and of any proposed changes in applicable law.

PROPOSAL I—REVERSE/FORWARD STOCK SPLIT AND RELATED AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

General

The Board of Directors has unanimously adopted a resolution approving, and recommending to shareholders for approval, amendments to the Company’s Certificate of Incorporation to effect the proposed one-for-five hundred Reverse Stock Split, immediately followed by a five hundred-for-one Forward Stock Split.  The form of amendments are attached hereto as Annex A-1 and Annex A-2.

If the shareholders approve the Reverse/Forward Stock Split, subject to final action by the Board of Directors the Company will file the amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of New York.  The Reverse/Forward Stock Split will become effective on the date the amendments are filed with the Secretary of State New York, or such later date as is specified in the filing (the “Effective Date”).  The Company expects the amendments to become effective as soon as practicable following the Annual Meeting.

The Company had 33,837,284 shares of Common Stock outstanding as of the Record Date.  The Company estimates that approximately $23,660 will be paid in cash in lieu of fractional shares.

Payment for Fractional Shares

Within ten days after the Effective Date, the Company will mail to the Cashed Out Shareholders a notice of the filing of the certificates of amendment and a letter of transmittal containing instructions with respect to the submission of shares of Common Stock to the Company.  No certificates or scrip representing fractional shares of Common Stock shall be issued in connection with the Reverse/Forward Stock Split.  Instead, shareholders holding of record fewer than 500 shares of Common Stock immediately prior to the Reverse/Forward Stock Split, upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse Stock Split.  The price payable by the Company for fractional shares will be determined by multiplying the number of shares of Common Stock held of record by each Cashed Out Shareholder immediately before the Effective Date by $0.33.  Holders of fractional shares will be entitled to receive, and the Company will be obligated to make payment for, cash in lieu of fractional shares only by transmitting stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

Any holder of record of fewer than 500 shares of Common Stock who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of Common Stock such that the total number of shares held of record in such holder’s name immediately prior to the Reverse/Forward Stock Split is equal to or greater than 500 or by transferring its shares to a bank, brokerage firm or other nominee so as to become a beneficial owner of such shares owning them in “street name” through such nominee, provided such nominee itself holds of record at least 500 shares of Common Stock after such transfer. Due to the limited trading market for the Company’s Common Stock it is possible that a shareholder desiring to retain an equity interest in the Company may not be able to purchase enough shares to retain an equity interest in the Company at a fair price or at all.

Vote Required

Approval of the Reverse/Forward Stock Split will require approval by a majority of the shares of Common Stock that were outstanding on the Record Date.  Accordingly, the Reverse/Forward Stock Split will be approved if at least 16,918,643 shares of Common Stock are voted in favor of the Reverse/Forward Stock Split.  Following this shareholder approval, our Board of Directors will determine when, and if, to file the amendments with the Secretary of State of the State of New York. At this time, the Company does not know whether or not a majority of the shares will be voted in favor of the Reverse/Forward Stock Split.

Appraisal and Dissenters’ Rights

No appraisal or dissenters’ rights are available under New York law or the Company’s Certificate of Incorporation or Bylaws to shareholders who dissent from the Reverse/Forward Stock Split.  The Company will not independently provide its shareholders with any such right.

Source and Amount of Funds or Other Consideration; Expenses of Transaction

The total amount of funds needed to cash out the fractional shares is estimated to be approximately $23,660. The Company will use cash on hand to make this payment.  The Company estimates incurring the following incremental costs and expenses to structure and complete the Reverse/Forward Stock Split:

Filing fees	$—
Legal expenses	10,000
Appraisal fees	15,000
Accounting expenses	—
Printing and mailing costs	2,000
Costs of solicitation firm	—
Paying agent fee	2,500
Other miscellaneous costs	5,500

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE REVERSE/FORWARD STOCK SPLIT AND THE RELATED AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL II—GRANT OF RIGHT OF FIRST REFUSAL TO REPURCHASE SHARES AND RELATED AMENDMENT TO CERTIFICATE OF INCORPORATION

In connection with the Reverse/Forward Stock Split described above, the Company is seeking approval of an amendment to its Certificate of Incorporation granting to the Company an option to repurchase any shares of Common Stock proposed to be transferred if the proposed transfer would cause the number of holders of record of Common Stock to equal or exceed 400 (the “Right of First Refusal”).  The purpose of the Right of First Refusal is to ensure that the Company does not, inadvertently, become subject to securities law reporting requirements in the future.  If approved by the shareholders, and upon subsequent final action of the Board of Directors, the Company will file an amendment to its Certificate of Incorporation to grant to the Company the Right of First Refusal. The form of that amendment is attached hereto as Annex A-3.

The price to be paid for the shares pursuant to the Right of First Refusal would be equal to (i) the mean between the bid and asked prices (as published in the pink sheets) averaged over the 20 trading days immediately preceding the date of exercise of the option on which the shares of Common Stock were actually quoted or (ii) if the Common Stock is not then quoted in the pink sheets, or if such determination cannot otherwise be made, the fair market value for such shares as determined by the Company’s Board of Directors in good faith.

The Company will have 15 days to exercise its Right of First Refusal upon becoming aware of a proposed transfer that would cause the number of holders of record of the Common Stock to equal or exceed 400.

Vote Required

Approval of the Right of First Refusal will require approval by a majority of the shares of Common Stock that were outstanding on the Record Date.  Accordingly, the Right of First Refusal will be approved if at least 16,918,643 shares of Common Stock are voted in favor of the Right of First Refusal.  In addition, the Right of First Refusal will not take effect unless the Reverse/Forward Stock Split (Proposal I above) is also approved by the Company’s shareholders. Following this shareholder approval, our Board of Directors will determine when, and if, to file the amendment with the Secretary of State of the State of New York. At this time, the Company does not know whether or not a majority of the shares will be voted in favor of the Right of First Refusal.

Appraisal and Dissenters’ Rights

No appraisal or dissenters’ rights are available under New York law or the Company’s Certificate of Incorporation or Bylaws to shareholders who dissent from the Right of First Refusal.  The Company will not independently provide its shareholders with any such right.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE GRANT OF THE RIGHT OF FIRST REFUSAL TO REPURCHASE SHARES AND THE RELATED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

Please note that voting “FOR” the proposal does not mean that the Company will exercise its Right of First Refusal.  By voting “FOR” the proposal, you are giving the Board of Directors of the Company the option to repurchase shares at its discretion if a proposed transfer would cause the number of holders of record of our Common Stock to equal or exceed 400.

PLEASE NOTE THAT, PROPOSAL I — REVERSE/FORWARD STOCK SPLIT AND RELATED AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION, MUST BE APPROVED BY THE SHAREHOLDERS OR PROPOSAL II WILL NOT TAKE EFFECT.

PROPOSAL III—ELECTION OF DIRECTORS

All of the five current members of the Board of Directors have been nominated for re-election, to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualify.  Unless such authority is withheld as to one or more nominees by marking the enclosed proxy as indicated thereon, the proxy will, if executed and returned, be voted “FOR” the election of the nominees named herein.

If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person as may be designated by the present Board of Directors to replace such nominee.  The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

The following table sets forth certain information regarding the nominees:

Directors Standing for Re-election

Nominee	Age	Director Since
ERIC ROSENFELD has served as the general partner of Crescendo Partners, L.P., a New York-based investment firm, since November 1998. In addition, he serves on the Boards of CPI Aerostructures, Inc., as Chairman; and as a Director of Matrikon, Inc., DALSA Corp., Cott Corporation, Hill International and Primoris Services Corporation. Previously, Mr. Rosenfeld was a Managing Director at CIBC Oppenheimer, a financial services firm, and its predecessor company Oppenheimer & Co., Inc.	51	2005

KARL L. MEYER retired as Chairman of the Board and President of Ermis Maritime Holdings Limited, an owner and operator of ocean going tankers.  Previously, he held similar positions with Homeport Bancorp, Inc. (1991-2000), a single bank holding company, and Marine Transport Lines, Inc., the owner and operator of 58 vessels, from April 1986 to December 1989.  Mr. Meyer was Managing Director of Diogenes Management Company, an investment advisory company, from July 1995 to 2004.  He served as a director of Stelmar Shipping, Inc. and BT Shipping Ltd and more recently served as a director of Computer Horizons from May 2003 to May 2004.
	70	2005

FRANK J. TANKI has served as a director of Media Sciences International, Inc. since December 2006 and as a director of MonoSol Rx LLC since January 2007. Prior to Mr. Tanki’s retirement in 2000, he spent 36 years with Coopers & Lybrand (now PriceWaterhouseCoopers) and retired in 1998 as a Senior Partner in the Business Assurance practice. During his career, he was a member of the firm’s Executive Committee, Director of Accounting and SEC Technical Services and Partner-In-Charge of the New York practice group.	68	2005

WILLEM VAN RIJN has served as Senior Advisor to the founder and management committee of Capco, an operations and technology consulting and solutions firm since 2002.  Prior to joining Capco, Mr. van Rijn was a Senior Partner with PriceWaterhouseCoopers, and its predecessor Coopers & Lybrand, where he served as the Managing Partner of the Japanese financial services consulting practice from 1998 to 2002, and the global strategy and financial risk management consulting practice from 1995 to 1998.  Mr. van Rijn serves as a director of Media Sciences International, a Nasdaq listed technology company.
	59	2005

ROBERT F. WALTERS most recently served as a director of Zavata, a business process outsourcing (BPO) company that provides technology-based BPO solutions to the healthcare, insurance, government and commercial industries from 2003 until 2005.  Prior to joining Zavata in 2003, Mr. Walters was an Executive Vice President and Chief Information Officer of John Hancock Financial Services (1995-2004), when it was acquired by ManuLife of Toronto, Canada.  Prior to joining John Hancock, Mr. Walters held a variety of senior information technology positions at Citicorp, in the United States, London and Brussels.  He was the Chief Information Officer of European technology, managing the technology operations of businesses in 14 countries in Western Europe.
	59	2005

Corporate Governance

The Company’s Board of Directors and senior management have adopted and adhered to corporate governance practices that the Company believes maximize shareholder value in a manner consistent with the highest standards of integrity.  The Company continually reviews and updates its governance practices based on the standards of the Financial Industry Regulatory Authority, legal requirements, SEC regulations and best practices recommended by governance authorities.

Several of our significant corporate governance practices include the following:

•	Our Board has determined that all five directors currently serving on the Board are “independent directors” as defined under the listing standards of the Financial Industry Regulatory Authority.

•	All members of the Audit Committee, Governance/Nominating Committee and Compensation Committee are independent.

•	Our independent directors meet at each regularly scheduled meeting without the presence of management.

•	Our independent outside auditors meet privately with the Audit Committee at all scheduled meetings thereof.

Meeting Attendance

The Board of Directors of the Company is currently comprised of five members.  The Board held eleven meetings and the standing committees held six meetings in 2007.  Each director attended at least 75% of the meetings of the Board held in 2007 and meetings held by all committees of the Board on which such director served during the period that the director so served in 2007.

Every director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Company’s annual meeting of shareholders each year.

Board Independence

The Board of Directors has reviewed the independence of each director under the listing standards of the Financial Industry Regulatory Authority.  Based upon its review, the Board has determined that all of the directors currently serving on the Board are “independent directors” as defined under the listing standards of the Financial Industry Regulatory Authority and Messrs. Tanki, Meyer and Van Rijn also meet the additional independence standards for Audit Committee members.

Communications with the Board of Directors

Shareholders may communicate with the Board by writing to the Secretary of the Company at Computer Horizons Corp., c/o the Board of Directors (or, at the shareholder’s option, c/o Eric Rosenfeld, Chairman of the Board), 2001 Route 46 East, Suite 310, Parsippany, New Jersey 07046.  The Secretary will ensure that this communication (assuming it is properly marked c/o of the Board of Directors or c/o Eric Rosenfeld, Chairman of the Board) is delivered to the Board or the specified director as the case may be.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Company is committed to sound corporate governance principles.  The Company has adopted Corporate Governance Guidelines as the formal codification of certain corporate governance practices developed by the Board of Directors over the Company’s history as well as new practices to be implemented to help the Board to fulfill its responsibilities to shareholders.  The Company has also adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors, a copy of which is available at the Company’s website at [               ].

Committees of the Board

The Board of Directors has three standing committees: an Audit Committee, a Corporate Governance/Nominating Committee and a Compensation Committee.  The Board of Directors has adopted, and may amend from time to time, a written charter for each of these committees.  A copy of each of these charters is available at the Company’s website at [               ]. The Company is not including the information contained on or available through its web site as a part of this Proxy Statement.

Audit Committee

The Audit Committee presently is comprised of Frank Tanki (Chair), Karl Meyer and William Van Rijn.  The Board of Directors has reviewed the qualifications of each member of the Audit Committee and has determined that each member is “independent” under the current listing standards of the Financial Industry Regulatory Authority applicable to Audit Committee members.  The Board has further determined, in its business judgment, that each member of the Audit Committee is financially literate and that Mr. Tanki qualifies as an “audit committee financial expert” as defined by applicable rules promulgated by the Securities and Exchange Commission.  The Audit Committee met five times in 2007.  The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. A copy of this charter is available at the Company's website at [               ].

As set forth in the Audit Committee charter, the Audit Committee has responsibility for assisting the Board in, among other things, overseeing: the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the qualification, independence and performance of the independent auditors.  The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the Securities and Exchange Commission.  The Committee’s functions include: review and evaluation of the qualifications and performance of the independent auditor including, appointment and replacement of the independent auditor, compensation and supervision of the independent auditor and pre-approval of all audit services and permitted non-audit services; review and discussion with management and the independent auditor of interim and annual financial statements and related management’s discussion and analysis and related releases to the public of such information; review of significant complaints regarding accounting, internal accounting controls or auditing matters; and review and reassessment of the Code of Business Conduct and Ethics.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee currently is comprised of Messrs. Meyer (Chair), Rosenfeld and Tanki.  The Board of Directors has determined that all of the members are “independent” under the current listing standards of the Financial Industry Regulatory Authority.  The Corporate Governance/Nominating Committee did not meet in 2007.  The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at the Company's website at [               ].

As set forth in the Corporate Governance/Nominating Committee charter, the Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with the Corporate Governance Guidelines. The Corporate Governance/Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors.

At a minimum, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

•	be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of a director’s responsibilities;

•
be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry, reviewing and analyzing reports and other information important to Board and committee responsibilities, preparing for, attending and participating in Board and committee meetings and satisfying appropriate orientation and continuing education guidelines); and

•	have the capacity and desire to represent and balance the best interests of the shareholders as a whole and not just a special interest group or constituency.

In addition, the Corporate Governance/Nominating Committee:

•
shall develop specific criteria that take into account any particular needs of the Company based on its business, size, ownership, growth objectives, community, customers and other characteristics as they may need to be adjusted and refocused as these Company characteristics change and evolve; and

•
when practical, prepare at least annually a list of any specific criteria so identified that are not adequately represented on the Board and, when practical, should indicate the most significant deficiencies that should be given the highest priority in recruiting new director candidates possessing the missing criteria.

Shareholders wishing to recommend a candidate for consideration by the Corporate Governance/ Nominating Committee may do so by writing to the Secretary, Computer Horizons Corp., 2001 Route 46 East, Suite 310, Parsippany, New Jersey 07054 by the date specified under “Shareholder Proposals”.  Recommendations should include (a) the qualifications of the proposed nominee, (b) the principal occupations and employment of the proposed nominee during the past five years, (c) each directorship currently held by the proposed nominee, (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation, and (e) a representation that the shareholder nominating the candidate is a holder of the Company’s stock entitled to vote at the meeting.

Compensation Committee

The Compensation Committee currently is comprised of Messrs. Rosenfeld, Walters (Chair) and Van Rijn.  The Board of Directors has determined that all of the members are “independent” under the current listing standards of the Financial Industry Regulatory Authority.  The Compensation Committee met one time in 2007.  The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. A copy of this charter is available at the Company's website at [               ].

As set forth in the Compensation Committee charter, the Compensation Committee has responsibility for assisting the Board in, among other things: evaluating and making recommendations regarding the compensation of the executive officers and directors of the Company; assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the Securities and Exchange Commission; periodically evaluating the terms and administration of the Company’s incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to directors and executive officers of the Company.

Security Ownership of Certain Beneficial Owners

The following table presents certain information with respect to the beneficial ownership of shares of the Company’s common stock (its only class of voting securities) as of September 25, 2008 (except as noted otherwise), by (a) persons owning more than 5% of such shares, (b) each director, (c) the named executive officers identified in the Summary Compensation Table, and (d) all directors and named executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission.  The number of shares beneficially owned by a person includes shares of Common Stock of the Company that are subject to stock options that are either currently exercisable or exercisable within 60 days following September 25, 2008.  These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person.  However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  Unless otherwise indicated, to the Company’s knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder. There were 33,837,204 shares of Common Stock issued and outstanding as of the Record Date.

Unless otherwise indicated, the address of each person listed below is c/o Computer Horizons Corp., 2001 Route 46 East, Suite 310, Parsippany, NJ 07046-1496.

Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class (%)

Eric Rosenfeld Crescendo Partners II, LP 825 3rd Avenue New York, NY 10022
	2,401,600	(1)	7.1

Karl L. Meyer	0		--

Frank J. Tanki	0		--

Willem Van Rijn	0		--

Robert F. Walters	0		--

Dennis Conroy	0		--

Brian Delle Donne	0		--

Barbara Rodriguez	0		--

Marci Braunstein	0		--

All directors and executive officers as a group (nine persons)	2,401,600	(1)	7.1

Boston Avenue Capital 415 South Boston, 9th Floor Tulsa, OK 74103	2,380,071	(2)	7.0

Southpaw Asset Management LP Four Greenwich Office Park Greenwich, CT 06831	1,817,595	(3)	5.4

________________________________

(1)
Includes 2,401,600 shares owned by Crescendo Partners II, L.P.  Crescendo Partners L.P. filed a Schedule 13D Statement with the Securities and Exchange Commission stating that as of October 21, 2005, it may be deemed to have sole voting power and sole dispositive power with respect to 2,401,600 shares of the Company’s common stock with no shared voting power or shared dispositive power.

(2)
Boston Avenue Capital, LLC, an Oklahoma limited liability company, Yorktown Avenue Capital, LLC, an Oklahoma limited liability company, Value Fund Advisors, LLC, an Oklahoma limited liability company, Charles Gillman, a U.S. citizen, and the Herbert & Roseline Gussman Foundation, a private, non-operating, foundation trust located in Tulsa, Oklahoma filed a Schedule 13D/A Statement with the Securities and Exchange Commission stating that as of March 2, 2007 they may be deemed to have sole voting power and sole dispositive power with respect to 2,380,071 shares of the Company’s common stock with no shared voting power or shared dispositive power.

(3)
Southpaw Credit Opportunity Master Fund LP, Southpaw Asset Management LP, Southpaw Holdings LLC, Kevin Wyman and Howard Golden filed a Schedule 13G Statement with the Securities and Exchange Commission stating that as of December 31, 2007, they may be deemed to have sole voting power and sole dispositive power with respect to 1,817,595 shares of the Company’s common stock with no shared voting power or shared dispositive power.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Commission.  Such officers, directors and 10 percent shareholders are also required by Commission rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes, during the fiscal year ended December 31, 2007, that there was compliance with all section 16(a) filing requirements applicable to its officers, directors and 10 percent shareholders.

Executive Compensation

The following table sets forth the compensation paid by the Company for the fiscal years indicated, to the Chief Executive Officer and to each of the Company’s other executive officers, whose combined salary and bonus exceeded $100,000, (together, the “named executive officers”), as of December 31, 2007.

Summary Compensation Table
As of December 31, 2007

Name and Principal Position	Year	Salary (3)	Bonus(1)	All Other Compen- sation (2)
Dennis J. Conroy	2007	$212,475	$450,000	$4,000
President and Chief Executive Officer	2006	$365,000	—	$14,201
Brian A. Delle Donne	2007	$181,131	$400,000	$5,000
Executive Vice President and Chief Operating Officer	2006	$275,000	—	$14,234
Barbara Rodriguez	2007	$234,249	$103,076	$4,800
Chief Financial Officer	2006	$198,019	$100,000	$37,726
Marci Braunstein	2007	$156,451	$7,000	—
Corporate Controller	2006	$151,250	$72,337	$1,967

________________________________

(1)	Ms. Rodriguez was awarded a retention bonus of $75,000 in 2007 which was paid on December 31, 2007, in one lump sum payment.

(2)
The Company sponsors and pays in full basic life and accidental death & dismemberment insurance policies for all benefit eligible employees in the amount of one times base salary up to a maximum of $150,000.  The premiums remitted for these policies in 2006 were $234 for Messrs. Conroy and Delle Donne, and an additional $176 for Ms. Rodriguez.  Under each such insurance policy, the insured has the right to designate the beneficiaries.

The Company maintains a defined contribution 401(k) savings plan.  Full-time salaried employees are eligible to participate in the Plan following the completion of six months of continued service.  The Company contributes $.50 for every dollar contributed by all participating salaried employees up to 4% of each employee’s semi-monthly salary deferral.  In 2007, Mr. Conroy received a company match in the amount of $709.04.  Mrs. Rodriguez received a company match in the amount of $2,643.96.

Ms. Rodriguez received $4,800 in compensation for an auto lease allowance during 2007.

(3)	Ms. Rodriguez began employment in April 2006. The agreement provided for an annual salary at a rate of $200,000.

Employment Agreements

On February 7, 2007, Barbara Rodriguez accepted an employment agreement to continue employment through December 31, 2007, or until formation of the liquidating trust.  She continued to receive her regular wages and other compensation determined in her retention bonus agreement.  Ms. Rodriguez has also received pay-out for current period accrued but unused vacation not to exceed two weeks base salary post-employment per Company policy, severance pay in the amount of $75,000 and relocation expenses of $5,000 to relocate back to Florida.   Ms. Rodriguez has agreed to travel to New Jersey for short-term stays as business needs dictate.  On June 30, 2008, Ms. Rodriguez discontinued her status as a full-time employee of the Company and agreed to continue to serve as the Company’s CFO at an hourly rate of $250.00 until such time as the Company has wound down all remaining obligations and activities that require her involvement.

On October 20, 2005, in connection with the appointment of Dennis J. Conroy as Chief Executive Officer and President of Computer Horizons Corp. (the “Company”), the Company entered into an employment letter (the “Conroy Letter”) with Mr. Conroy, which sets forth terms and provisions governing Mr. Conroy’s employment as Chief Executive Officer and President of the Company.  The Conroy Letter provided for an annual salary of $365,000. In connection with his employment, Mr. Conroy received an option grant to purchase 100,000 shares of the Company’s common stock, $.10 par value, at an exercise price of $4.16 per share pursuant to and in accordance with the Company’s 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”). Such stock option was scheduled to vest and become exercisable as to one-third of such shares on each of October 19, 2006, October 19, 2007 and October 19, 2008. The 2008 vesting was accelerated by the Board of Directors so that all options vested as of January 31, 2007. Beginning in April 2007, Mr. Conroy is compensated on an hourly basis at a rate of $300/hour.

On October 20, 2005, in connection with the appointment of Brian A. Delle Donne as Executive Vice President and Chief Operating Officer of the Company, the Company entered into an employment letter (the “Delle Donne Letter”) with Mr. Delle Donne, which set forth terms and provisions governing Mr. Delle Donne’s employment as Executive Vice President and Chief Operating Officer of the Company.  The Delle Donne Letter provided for an annual salary of $275,000.  In connection with his employment, Mr. Delle Donne received an option grant to purchase 75,000 shares of the Company’s common stock, $.10 par value, at an exercise price of $4.16 per share pursuant to and in accordance with the Company’s 2004 Omnibus Incentive Compensation Plan (the “2004 Plan”).  Such stock option was scheduled to vest and become exercisable as to one-third of such shares on each of October 19, 2006, October 19, 2007 and October 19, 2008. The 2008 vesting was accelerated by the Board of Directors so that all options vested as of January 31, 2007.  Mr. Delle Donne was provided with a car allowance of $1,000 per month and was eligible for twenty-five paid vacation days per year.  Mr. Delle Donne voluntarily resigned from the Company effective May 31, 2007 and received a lump sum severance payment of $410,577.

Compensation Committee Report

The Compensation Committee met one time in 2007.  Under the terms of its Charter, the Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our corporate officers.  Their responsibility includes:

•	Making recommendations regarding the compensation of the executive officers of the Company and its affiliates and their performance relative to their compensation.

•
Assuring that the executive officers are compensated effectively in a manner consistent with the stated compensation strategy of the Company, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies.

•	Periodically evaluating the terms and administration of the Company’s incentive plans and benefits programs.

•	Monitoring compliance with the legal prohibition on loans to directors and executive officers of the Company.

•	Producing an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.

Compensation Policies

The Compensation Committee (the “Committee”) of the Board of Directors consists of three non-employee Directors.  As set forth in the Compensation Committee Charter, the Committee is responsible for developing policies and making specific recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers.  The Committee believes that executive compensation should be closely aligned with the Company’s short-term and long-term performance.  The goal of these policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees.  Accordingly, it is the view of the Committee that the compensation program for executive officers should consist of the following:

•	Base salary;

•	Annual performance based cash incentive awards;

•	Long-term compensation; and

•	Certain other benefits.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Chairman, Robert Walters; Eric Rosenfeld and Willem van Rijn.  None of these individuals was at any time during the fiscal year ended December 31, 2007 or at any other time one of our officers or employees.

None of our executive officers serve as a member of the Board of Directors or the compensation committee of any other entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Directors’ Compensation

In 2007, the Company engaged Hewitt Associates to conduct an independent review of Outside Director Compensation. Based upon this study, effective October 18, 2005, the compensation for non-employee Directors was modified as follows:

•	Per meeting fee for non-employee Directors was adjusted from $1,000 to $2,000, which was the median among companies paying Board meeting fees.

•	Annual fees for Audit Committee and Compensation Committee Chair were adjusted to $8,000 and $5,000 respectively due to stringent corporate governance mandates, responsibilities and time commitments.

•	The initial up-front stock option award was moved from 10,000 to 15,000 bringing the stock option award in line with the standard market approach.

The following summarizes non-employee Director compensation:

•	The Chairman of the Board will receive an annual retainer of $30,000;

•	Each non-employee director will receive an annual retainer of $20,000;

•	Each non-employee director will receive an additional $2,000 per each Board meeting attended;

•	Each non-employee director of each standing committee will receive a fee of $1,000 per each full length committee meeting attended;

•
Chairs of the Board and the various standing committees, excepting the Audit Committee, will receive an annual fee of $5,000.  In lieu of the foregoing, effective June 1, 2008 the Chair of the Audit Committee will receive an annual fee of $18,000; and

•
Each non-employee member of the Board receives a one-time initial grant of an option to purchase 15,000 shares of the Company’s common stock and an annual grant of an option to purchase 10,000 shares, with an exercise price equal to the fair market value on the date of the grant.

The Board of Directors has decided to limit the number of meetings for which they will receive per-meeting compensation to four meetings per year (starting after the 2008 Annual Meeting), plus one additional meeting in 2008 with respect to the Reverse/Forward Stock Split.

Directors’ and Officers’ Liability Insurance

The Company maintains directors’ and officers’ liability insurance, providing coverage of up to $20,000,000, subject to a deductible.  The policy also insures the Company against amounts paid by it to indemnify directors and officers.  The current policy covers a period of one year at an annual premium of approximately $404,960.

Compensation Committee

Robert Walters, Chair
Eric Rosenfeld
Willem Van Rijn

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE INDIVIDUALS IDENTIFIED AS DIRECTOR NOMINEES

PROPOSAL IV—RATIFICATION OF THE APPOINTMENT OF APM AS THE COMPANY’S INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Amper, Politziner & Mattia, P.C. (“APM”), independent auditors, to examine the financial statements of the Company for the year ending December 3l, 2008.  This selection is being presented to the shareholders for approval at the annual meeting.  If the shareholders do not approve the employment of APM, the selection of independent auditors will be reconsidered by the Board of Directors.

A representative of APM is expected to be present at the annual meeting with the opportunity to make a statement, if he/she so desires, and to be available to respond to appropriate questions.

Audit and Non-Audit Fees

Audit Fees

Fees for audit services totaled $150,000 and $1,332,000 in 2007 and 2006, respectively, including fees for the audit of the Company’s annual financial statements included in the Company’s Form 10-K, review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q, Sarbanes Oxley Section 404 audit procedures, consents and accounting consultations, and other such services that generally only an independent accountant can provide.

Audit Related Fees

Fees for audit-related services totaled $23,625 and $164,000 in 2007 and 2006, respectively, including acquisition due diligence, review of the Company’s Registration Statement on Form S-8 filing, Chimes SAS 70 review, and other services traditionally performed by independent accountants.

Tax Fees

None in 2007 and 2006.

Other Fees

None in 2007 and 2006.

Grant Thornton LLP (“GT”) previously served as the principal accountants for the Company.  On November 10, 2006, GT was dismissed by the Company.  The dismissal was recommended by the Audit Committee of the Company’s Board of Directors.

On November 10, 2006, the Company engaged APM as the Company’s principal accountant.  The engagement of APM was recommended by the Audit Committee of the Company’s Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent public accountants in the categories of audit services, audit-related services, tax services and other services.  Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.  All services have been approved by the Audit Committee, and all audit services performed by APM were performed by permanent, full-time employees of APM.

Report of the Audit Committee

The Audit Committee, among other things, oversees the Company’s financial reporting processes in accordance with the Audit Committee charter adopted by the Board.  The Board of Directors has reviewed the qualifications of the members of the Audit Committee and has determined that each member is “independent” under the current listing standards of the Financial Industry Regulatory Authority.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee reviewed with APM, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, the Company’s audited financial statements for the year 2007, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee has discussed with APM their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114 (successor to Statement on Auditing Standards No. 61) “Communication with Audit Committees” and SAS No. 90, “Audit Committee Communications,” and considered the compatibility of non-audit services provided by APM with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.  The Committee and the Board have also recommended, subject to shareholder approval, the appointment of APM as the Company’s independent auditors for the current year.

Frank Tanki, Audit Committee Chair and Financial Expert
Karl Meyer, Audit Committee Member
Willem Van Rijn, Audit Committee Member

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF APM AS THE COMPANY’S INDEPENDENT AUDITORS.

OTHER INFORMATION

The cost of solicitation of proxies will be borne by the Company.  Directors, officers and employees of the Company may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means without additional compensation.  The Company also has engaged the firm of MacKenzie Partners, Inc. to assist in soliciting proxies at a fee of $5,500.00 plus reasonable expenses for these services.

The Board of Directors is aware of no other matters that are to be presented to the shareholders for action at the meeting.  If, however, any other matters properly come before the meeting, or any continuation of the meeting pursuant to adjournment or postponement thereof, the persons named in the enclosed form of proxy will vote such proxies in accordance with their judgment on such matters.

All shareholders of record as of September 25, 2008 have been sent, or are concurrently herewith being sent a copy of the 2007 Annual Report on Form 10-K (without exhibits).  Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2007; upon the written request of any shareholder, the exhibits filed with the Company’s 2007 Annual Report on Form 10-K will be supplied without charge.  Requests should be directed to Shareholder Relations, Computer Horizons Corp., 2001 Route 46 East, Suite 310, Parsippany, New Jersey 07054.

Shareholder Proposals

Deadline for Receipt of Shareholder Proposals

If our Exchange Act registration is not terminated in connection with the Reverse/Forward Stock Split, shareholder proposals that are intended to be presented at the Company’s 2009 Annual Meeting of Shareholders must be received by the Company at the Company’s principal executive office located at 2001 Route 46 East, Suite 310, Parsippany, New Jersey, 07054 no later than [120 days before proxy statement], 2009 in order to be included in the proxy statement for that meeting.  Shareholders wishing to nominate directors or bring a proposal before the 2009 Annual Meeting of Shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no later than [120 days before proxy statement], 2009.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4 (c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The date by which such notice must be received by the Company for the 2009 annual meeting is [45 days before proxy statement], 2009.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials in order for the Company to be allowed to use its discretionary voting authority when the proposal is raised.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document.  This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, that the Company has filed previously with the SEC and copies of which are being mailed with this proxy statement, which contains important information about the Company and its financial condition.

The Company will amend this proxy statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that the Company may file with the SEC under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.

The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement.  You may obtain a copy of these documents and any amendments thereto by writing to the Corporate Secretary at the following address: Investor Relations, Computer Horizons Corp., 2001 Route 46 East, Suite 310, Parsippany, NJ  07054.  These documents are also included in our SEC filings, which you can access electronically at the SEC’s web site at http://www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct.  The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors.  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

By Order of the Board of Directors,

Michael C. Caulfield
Secretary

Parsippany, New Jersey
[               ]    , 2008

ANNEX A-1:

PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT

Certificate of Amendment

of

the Certificate of Incorporation

of

COMPUTER HORIZONS CORP.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1.           The name of the corporation is Computer Horizons Corp. (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on the 24th day of March 1969.

3.           Immediately upon the effectiveness of this Amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Time"), each five hundred (500) issued and outstanding shares of the Corporation's Common Stock, par value $0.10 per share, shall be converted into one (1) new share of the Corporation's Common Stock, $0.10 par value per share, as constituted following the Effective Time.

4.           To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added immediately after article FOURTH:

“FOURTH A:  Effective as of the Effective Time and without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock, either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-five hundredth (1/500th) of a fully paid and nonassessable share of Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any registered holder of fewer than 500 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares to such holders, such fractional shares shall be canceled and converted into the right to receive the cash payment of $0.33 per share on a pre-split basis to each shareholder owning fewer than 500 shares of Common Stock immediately prior to the effective time of this amendment.”

5.           The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at an annual meeting of the Corporation's shareholders duly called and held on      , 2008.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this __day of _______, 2008.

COMPUTER HORIZONS CORP.

_________________________
Name: Dennis J. Conroy
Title:   Chief Executive Officer

ANNEX A-2:

PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT FORWARD STOCK SPLIT

Certificate of Amendment

of

the Certificate of Incorporation

of

COMPUTER HORIZONS CORP.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1.           The name of the corporation is Computer Horizons Corp. (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on the 24th day of March 1969.

3.           Immediately upon the effectiveness of this Amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Time"), each one (1) issued and outstanding share of the Corporation's Common Stock, par value $0.10 per share, shall be converted into five hundred (500) shares of the Corporation's Common Stock, $0.10 par value per share, as constituted following the Effective Time.

4.           To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added immediately after article FOURTH A:

“FOURTH B:  Effective as of the Effective Time and without regard to any other provision of this Certificate of Incorporation, each one (1) share Common Stock, either issued or outstanding or held by the Corporation as treasury stock, and any fractional share held by any shareholder who holds in excess of one (1) share immediately prior to the time this amendment becomes effective shall and is hereby automatically reclassified and changed (without any further act) into five hundred (500) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable based upon such 500-for-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares of Common Stock shall be issued.”

5.           The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at an annual meeting of the Corporation's shareholders duly called and held on      , 2008.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this __day of _______, 2008.

COMPUTER HORIZONS CORP.

___________________
Name: Dennis J. Conroy
Title:   Chief Executive Officer

ANNEX A-3:

PROPOSED FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO GRANT OPTION TO REPURCHASE SHARES

Certificate of Amendment

of

the Certificate of Incorporation

of

COMPUTER HORIZONS CORP.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1.           The name of the corporation is Computer Horizons Corp. (the “Corporation”).

2.           The Certificate of Incorporation of the Corporation was filed by the Department of State on the 24th day of March 1969.

3.           Immediately upon the effectiveness of this Amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Time"), the Corporation shall have the right to buy back shares of Common Stock proposed to be transferred by any stockholder if such transfer would cause the number of holders of record of the Corporation’s Common Stock to equal or exceed 400.

4.           To accomplish the foregoing Amendment to the Certificate of Incorporation of the Corporation, the following paragraph is added immediately after article FOURTH B:

“FOURTH C:  After the Effective Time, the Corporation shall have the right to buy back shares of Common Stock proposed to be transferred by any shareholder if such transfer would cause the number of holders of record of the Corporation’s Common Stock to equal or exceed 400.  The price to be paid for the shares pursuant to this option shall be equal to (i) the mean between the bid and asked prices (as published in the pink sheets) averaged over the 20 trading days immediately preceding the date of exercise of the option on which the shares of Common Stock were quoted or (ii) if the Common Stock is not then quoted in the pink sheets (or if such determination cannot otherwise be made), the fair market value for such shares as determined by the Corporation’s Board of Directors in good faith.

At such time as the Corporation becomes aware of a proposed transfer that would cause the number of holders of record of the Corporation’s Common Stock to equal or exceed 400, the Corporation shall have 15 days to exercise its right to buy back such shares of Common Stock.

5.           The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at an annual meeting of the Corporation's shareholders duly called and held on      , 2008.

           IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this __day of _______, 2008.

COMPUTER HORIZONS CORP.

___________________
Name: Dennis J. Conroy
Title:   Chief Executive Officer

ANNEX B:

FAIRNESS OPINION OF FINANCIAL ADVISOR

August 21, 2008

Board of Directors
Computer Horizons Corp.
2001 Route 46 East, Suite 310
Parsippany, New Jersey 07054

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of the cash consideration proposed to be paid in connection with the Reverse Stock Split for the shares of Common Stock held by the Cashed Out Shareholders (all which will be described and defined below) as of August 18, 2008.  This opinion is rendered to the Board of Directors in compliance with Rule 13e-3 of the Securities and Exchange Act of 1934.  Our files contain the written documentation necessary to justify this opinion as set forth in Item 9 of Schedule 13e-3.

Under the contemplated transactions, Computer Horizons would effect a reverse stock split of its outstanding common stock, par value $0.10 per share (the “Common Stock”), pursuant to which each shareholder that would be a record holder of less than one share of Common Stock as result thereof would be paid cash consideration in lieu of receiving such fractional share (the “Reverse Stock Split”) equal to $0.33 per share of Common Stock held by such shareholder immediately prior to the Reserve Stock Split and would no longer be a shareholder of Computer Horizons (each such shareholder being referred to herein as a “Cashed Out Shareholder”).  Immediately after the Reverse Stock Split, Computer Horizons would effect a forward stock split (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Transactions”), with the result that all shareholders of Computer Horizons prior to the Reverse Stock Split other than the Cashed Out Shareholders (the “Continuing Shareholders”) would continue as shareholders of Computer Horizons after the Transactions with the same respective shareholdings as they held immediately prior to the Transactions.

The opinions expressed in this letter are subject to the assumptions and limiting conditions which are attached to this opinion as Exhibit I.  In connection with this opinion, we reviewed, among other things, the documents listed in Exhibit II to this opinion.

In rendering this opinion, we relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of Computer Horizons.  We did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Computer Horizons, nor were we furnished any such evaluations or appraisals.  Our opinion is based upon the economic and financial conditions existing on the date of this opinion.

It is understood that this opinion is for the information of the Board of Directors and shareholders of Computer Horizons and may not be used for any other purpose without our prior written consent, provided however, that Computer Horizons is entitled to publish, quote and summarize all or part of our opinion in any document that is filed with the Securities and Exchange Commission or delivered to Computer Horizons’ shareholders pursuant to applicable securities laws, rules and regulations.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the cash consideration proposed to be paid in connection with the Reverse Stock Split for the shares of Common Stock held by the Cashed Out Shareholders is fair, from a financial point of view, to the Cashed Out Shareholders and the Continuing Shareholders of Computer Horizons Corp. The specific ratio chosen by the Board for both the Reverse Stock Split and the Forward Stock Split does not effect our opinion as to the fairness, from a financial point of view, of the transactions to the Cashed Out Shareholders and the Continuing Shareholders.

Sincerely,

/s/ Hempstead & Co. Inc.

Hempstead & Co. Inc.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
TOLL-FREE (800) 322-2885

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

ANNUAL MEETING OF SHAREHOLDERS
November 4, 2008
Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
3:00 P.M., local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Dennis J. Conroy and Michael C. Caulfield, and each of them, as the true and lawful attorneys and proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP located in Park Avenue Tower, 65 East 55th Street, New York, New York 10022; on Tuesday, November 4, 2008 at 3:00 p.m., local time, and any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated [               ], 2008, and a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS REVOCABLE PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMPUTER HORIZONS CORP. — ANNUAL MEETING, NOVEMBER 4, 2008

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

[               ]

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

FOLD AND DETACH HERE

The Board of Directors of Computer Horizons Corp. recommends a vote “FOR” the following proposals.

The Board of Directors of Computer Horizons Corp. recommends a vote “FOR” the following proposals.				Please mark as indicated in this example		●
For	Against	Abstain		For All	Withhold All	For All Except
1. To approve, subject to final action by the Board of Directors, amendments to the Company’s Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, $.10 par value (the “Common Stock”), whereby the Company will effect a 1-for-500 reverse stock split, such that shareholders owning of record fewer than 500 shares of Common Stock will have such shares cancelled and converted into the right to receive the cash consideration set forth herein, immediately followed by a 500-for-1 forward stock split (the “Reverse/Forward Stock Split”).
¡	¡	¡	3. The election of directors of all nominees listed (except as marked to the contrary below): (01) Eric Rosenfeld (02) Karl Meyer (03) Frank Tanki (04) Willem Van Rijn (05) Robert Walters	¡	¡	¡
For	Against	Abstain		For	Against	Abstain
2. To approve, subject to final action by the Board of Directors, an amendment to the Company’s Certificate of Incorporation granting to the Company an option to acquire shares proposed to be sold by shareholders subsequent to such Reverse/Forward Stock Split if, after such sale, there would be 400 or more holders of record of the Common Stock.
¡	¡	¡	4. To ratify the appointment of the accounting firm of Amper, Politziner & Mattia as the Company’s independent auditors for the year ending December 31, 2008.	¡	¡	¡

		For	Against	Abstain
	5. To take such action as the proxy holders or either of them may determine upon any other matters that may properly come before the meeting or any adjournment thereof.	¡	¡	¡

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

This proxy, when properly executed, will be voted in the manner directed.  If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature(s) should agree with name(s) printed hereon.  Please correct any errors in address shown.  If signing in representative capacity include full title.  Proxies by a corporation should be signed in its name by an authorized officer.  Where stock stands in more than one name, all holders of record should sign.

PLEASE ACT PROMPTLY

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